                                                                    Exhibit 10.1

                           LOAN AND SECURITY AGREEMENT

                            DATED AS OF JULY 31, 2001

                                     BETWEEN

                      GENERAL ELECTRIC CAPITAL CORPORATION

                                    AS LENDER

                                       AND

                    INTRADO INC., INTRADO COMMUNICATIONS INC.

                     INTRADO COMMUNICATIONS OF VIRGINIA INC.

                     AS CO-BORROWERS, JOINTLY AND SEVERALLY

                                TABLE OF CONTENTS

1.    AMOUNT AND TERMS OF CREDIT..................................................................................1

   1.1   LOANS....................................................................................................1
   1.2   TERM AND PREPAYMENT......................................................................................2
   1.3   USE OF PROCEEDS..........................................................................................3
   1.4   SINGLE LOAN..............................................................................................3
   1.5   INTEREST.................................................................................................3
   1.6   CASH MANAGEMENT SYSTEM...................................................................................4
   1.7   FEES.....................................................................................................4
   1.8   RECEIPT OF PAYMENTS......................................................................................4
   1.9   APPLICATION AND ALLOCATION OF PAYMENTS...................................................................4
   1.10     ACCOUNTING............................................................................................4
   1.11     BORROWING BASE; RESERVES..............................................................................5

2.    CONDITIONS PRECEDENT........................................................................................5

   2.1   CONDITIONS TO THE INITIAL LOANS..........................................................................5
   2.2   FURTHER CONDITIONS TO THE LOANS..........................................................................6

3.    REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS.......................................................6

   3.1   CORPORATE EXISTENCE; COMPLIANCE WITH LAW.................................................................6
   3.2   EXECUTIVE OFFICES; CORPORATE OR OTHER NAMES..............................................................7
   3.3   CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS..................................................7
   3.4   FINANCIAL STATEMENTS AND PROJECTIONS; BOOKS AND RECORDS..................................................7
   3.5   MATERIAL ADVERSE CHANGE..................................................................................8
   3.6   REAL ESTATE; PROPERTY....................................................................................8
   3.7   VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING STOCK AND INDEBTEDNESS................................8
   3.8   GOVERNMENT REGULATION....................................................................................9
   3.9   MARGIN REGULATIONS.......................................................................................9
   3.10     TAXES; CHARGES........................................................................................9
   3.11     PAYMENT OF OBLIGATIONS................................................................................9
   3.12     ERISA................................................................................................10
   3.13     LITIGATION...........................................................................................10
   3.14     INTELLECTUAL PROPERTY................................................................................10
   3.15     FULL DISCLOSURE......................................................................................10
   3.16     HAZARDOUS MATERIALS..................................................................................11
   3.17     INSURANCE............................................................................................11
   3.18     DEPOSIT AND DISBURSEMENT ACCOUNTS....................................................................12
   3.19     ACCOUNTS.............................................................................................12
   3.20     CONDUCT OF BUSINESS; MAINTENANCE OF EXISTENCE........................................................12
   3.21     FURTHER ASSURANCES...................................................................................12

4.    FINANCIAL MATTERS; REPORTS.................................................................................14

   4.1   REPORTS AND NOTICES.....................................................................................14
   4.2   FINANCIAL COVENANTS.....................................................................................15
   4.3   OTHER REPORTS AND INFORMATION...........................................................................15

5.    NEGATIVE COVENANTS.........................................................................................15

6.    SECURITY INTEREST..........................................................................................16

   6.1   GRANT OF SECURITY INTEREST..............................................................................16
   6.2   LENDER'S RIGHTS.........................................................................................17
   6.3   LENDER'S APPOINTMENT AS ATTORNEY-IN-FACT................................................................18
   6.4   GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY COLLATERAL................................................19

7.    EVENTS OF DEFAULT: RIGHTS AND REMEDIES.....................................................................19

   7.1   EVENTS OF DEFAULT.......................................................................................19
   7.2   REMEDIES................................................................................................21
   7.3   WAIVERS BY CREDIT PARTIES...............................................................................23
   7.4   PROCEEDS................................................................................................23

8.    SUCCESSORS AND ASSIGNS.....................................................................................23

9.    MISCELLANEOUS..............................................................................................23

   9.1   COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT...........................................................24
   9.2   EXPENSES................................................................................................24
   9.3   NO WAIVER...............................................................................................24
   9.4   SEVERABILITY; SECTION TITLES............................................................................25
   9.5   AUTHORIZED SIGNATURE....................................................................................25
   9.6   NOTICES.................................................................................................25
   9.7   COUNTERPARTS............................................................................................26
   9.8   TIME OF THE ESSENCE.....................................................................................26
   9.9   GOVERNING LAW...........................................................................................26
   9.10     SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.....................................................26
   9.11     PRESS RELEASES.......................................................................................27
   9.12     INDEMNITY............................................................................................27
   9.13     REINSTATEMENT........................................................................................28

                         INDEX OF EXHIBITS AND SCHEDULES

Schedule A        -       Definitions
Schedule B        -       Lender's and Borrower's Addresses for Notices
Schedule C        -       Letters of Credit
Schedule D        -       Cash Management System
Schedule E        -       Fees and Expenses
Schedule F        -       Schedule of Documents
Schedule G        -       Financial Covenants

Disclosure Schedule  (3.2)    -         Places of Business; Corporate Names
Disclosure Schedule  (3.6)    -         Real Estate
Disclosure Schedule  (3.7)    -         Stock; Affiliates
Disclosure Schedule (3.10)    -         Taxes
Disclosure Schedule  (3.12)   -         ERISA
Disclosure Schedule  (3.13)   -         Litigation
Disclosure Schedule  (3.14)   -         Intellectual Property
Disclosure Schedule  (3.16)   -         Environmental Matters
Disclosure Schedule  (3.17)   -         Insurance
Disclosure Schedule  (3.19)   -         Contracts (Offset Risk)
Disclosure Schedule  (5(b))   -         Indebtedness
Disclosure Schedule  (6.1)    -         Actions to Perfect Liens

Exhibit A         -       Form of Notice of Revolving Credit Advance
Exhibit B         -       Form of Borrowing Base Certificate
Exhibit C         -       Form of Revolving Credit Note
Exhibit D         -       Form of Secretarial Certificate
Exhibit E         -       Form of Power of Attorney
Exhibit F         -       Form of Certificate of Compliance
Exhibit G         -       Form of Opinion of Counsel to Borrower

This LOAN AND SECURITY AGREEMENT is dated as of July 31, 2001, and agreed to by and between (i) INTRADO INC., a Delaware corporation ("Intrado"), INTRADO COMMUNICATIONS INC., a Delaware corporation ("ICI") and INTRADO COMMUNICATIONS OF VIRGINIA INC., a Virginia corporation ("ICIV"), as co-borrowers, jointly and severally (ICIV, ICI and Intrado, acting in such capacities, herein called, individually and collectively, jointly and severally, "Borrower"), (ii) any other Credit Party at any time executing this Agreement, and (iii) GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("Lender").

RECITALS

A. Borrower desires to obtain the Loans and other financial accommodations from Lender and Lender is willing to provide the Loans and accommodations all in accordance with the terms of this Agreement.

B. Intrado has agreed, at Borrower's request, with Borrower's concurrence, to act as agent for Borrower and each other Credit Party in connection with the requesting, receipt and repayment of borrowings, the issuance of letters of credit and the delivery (and receipt) of notices and reports hereunder.

C. Capitalized terms used herein shall have the meanings assigned to them in SCHEDULE A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in SCHEDULE A shall govern. All Schedules, Attachments, Addenda and Exhibits (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, constitute but a single agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.    AMOUNT AND TERMS OF CREDIT

1.1   LOANS.

      (a) Subject to the terms and conditions of this Agreement, from the Closing Date and until the Commitment Termination Date (i) Lender agrees (A) to make available advances (each, a "Revolving Credit Advance") and (B) to incur Letter of Credit Obligations, in an aggregate outstanding amount not to exceed the Borrowing Availability, and (ii) Borrower may at its request from time to time borrow, repay and reborrow, and may cause Lender to incur Letter of Credit Obligations, under this Section 1.1.

      (b) Borrower's Agent shall request each Revolving Credit Advance by written notice to Lender substantially in the form of EXHIBIT A (each a "Notice of Revolving Credit Advance") given no later than 12:00 noon (New York time) on the Business Day of the proposed Revolving Credit Advance. Lender shall be fully protected under this Agreement in relying upon, and shall be entitled to rely upon, (i) any Notice of Revolving Credit Advance believed by Lender to be genuine, and (ii) the assumption that the Persons making electronic requests or executing and delivering a Notice of Revolving Credit Advance were duly authorized, unless the responsible individual acting thereon for Lender shall have actual knowledge to the contrary. As an accommodation to Borrower, Lender may permit telephonic or facsimile requests for a Revolving Credit Advance and electronic or facsimile transmittal of instructions, authorizations, agreements or reports to Lender by Borrower. Unless Borrower's Agent specifically directs Lender in writing not to accept or act upon telephonic, facsimile or electronic communications from Borrower, Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically, by facsimile or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it. The Revolving Credit Loan shall be evidenced by, and be repayable in accordance with the terms of, the Revolving Credit Note and this Agreement.

      (c) In making any Loan hereunder Lender shall be entitled to rely upon the most recent Borrowing Base Certificate delivered to Lender by Borrower's Agent and other information available to Lender. Lender shall be under no obligation to make any further Revolving Credit Advance or incur any other Obligation if Borrower's Agent shall have failed to deliver a Borrowing Base Certificate to Lender by the time specified in Section 4.1(b).

      (d) LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, including SCHEDULE C, Borrower's Agent shall have the right to request, and Lender agrees to incur, the Letter of Credit Obligations for the account of Borrower in accordance with SCHEDULE C.

      (e) MINIMUM BORROWINGS. Notwithstanding any other term of this Agreement which may be to the contrary, at no time hereafter shall the sum of all Revolving Credit Advances ever be less than Two Million Dollars ($2,000,000).

1.2   TERM AND PREPAYMENT.

      (a) Upon the Commitment Termination Date the obligation of Lender to make Revolving Credit Advances and extend other credit hereunder shall immediately terminate and Borrower shall pay to Lender in full, in cash: (i) all outstanding Revolving Credit Advances and all accrued but unpaid interest thereon; (ii) an amount sufficient to enable Lender to hold cash collateral as specified in SCHEDULE C; and (iii) all other non-contingent Obligations due to or incurred by Lender.

      (b) If the Revolving Credit Loan shall at any time exceed the Borrowing Availability, then Borrower shall immediately repay the Revolving Credit Loan in the amount of such excess.

      (c) Borrower shall have the right, at any time upon ten (10) days prior written notice given to Borrower's Agent to Lender to (i) terminate voluntarily Borrower's right to receive or benefit from, and Lender's obligation to make and to incur, Revolving Credit Advances and Letter of Credit Obligations and (ii) prepay all of the Obligations. The effective date of termination of the Revolving Credit Loan specified in such notice shall be the Commitment Termination Date. If Borrower exercises its right of termination and prepayment, or if Lender's obligation to make Loans is terminated for any reason prior to the Stated Expiry Date then in effect (including as a result of the occurrence of a Default), Borrower shall pay to Lender the applicable Prepayment Fee.

1.3 USE OF PROCEEDS. Borrower shall use the proceeds of any Loans for working capital and other general corporate purposes.

1.4 SINGLE LOAN. The Loans and all of the other Obligations of Borrower to Lender shall constitute one general obligation of Borrower secured by all of the Collateral.

1.5   INTEREST.

      (a) Borrower shall pay interest to Lender on the aggregate outstanding Revolving Credit Advances at a floating rate equal to the Index Rate PLUS two percent (2%) per annum (the "Revolving Credit Rate"). All computations of interest, and all calculations of the Letter of Credit Fee, shall be made by Lender on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest or fee is payable. Each determination by Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error. In no event will Lender charge interest at a rate that exceeds the highest rate of interest permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.

      (b) Interest shall be payable on the outstanding Revolving Credit Advances (i) in arrears for the preceding calendar month on the first day of each calendar month, (ii) on the Commitment Termination Date, and (iii) if any interest accrues or remains payable after the Commitment Termination Date, upon demand by Lender.

      (c) Effective upon the occurrence of any Event of Default and for so long as any Event of Default shall be continuing, the Revolving Credit Rate and the Letter of Credit Fee shall automatically be increased by two percentage points (2%) per annum (such increased rate, the "Default Rate"), and all outstanding Obligations, including unpaid interest and Letter of Credit Fees, shall continue to accrue interest from the date of such Event of Default at the Default Rate applicable to such Obligations.

      (d) If any interest or other payment (including Unused Line Fees and Letter of Credit Fees) to Lender under this Agreement becomes due and payable on a day other than a Business

Day, such payment date shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

1.6 CASH MANAGEMENT SYSTEM. Within ninety (90) days following the Closing Date and until the Termination Date, Borrower will establish and maintain the cash management system described in SCHEDULE D. All payments in respect of the Collateral shall be made to or deposited in the blocked or lockbox accounts described in SCHEDULE D in accordance with the terms thereof.

1.7   FEES. Borrower agrees to pay to Lender the Fees set forth in SCHEDULE E.

1.8 RECEIPT OF PAYMENTS. Borrower shall make each payment under this Agreement (not otherwise made pursuant to Section 1.9) without set-off, counterclaim or deduction and free and clear of all Taxes not later than 2:00 p.m. (New York time) on the day when due in lawful money of the United States of America in immediately available funds to the Collection Account. For purposes of computing interest and Fees, all payments shall be deemed received by Lender on the Business Day of receipt of immediately available funds in the Collection Account. If Borrower shall be required by law to deduct any Taxes from any payment to Lender under any Loan Document, then the amount payable to Lender shall be increased so that, after making all required deductions, Lender receives an amount equal to that which it would have received had no such deductions been made. For purposes of determining the Borrowing Availability, payments shall be deemed received by Lender upon receipt of immediately available funds in the Collection Account.

1.9 APPLICATION AND ALLOCATION OF PAYMENTS. Borrower irrevocably agrees that Lender shall have the continuing and exclusive right to apply any and all payments against the then due and payable Obligations in such order as Lender may deem advisable. Lender is authorized to, and at its option may (without prior notice or precondition and at any time or times), but shall not be obligated to, make or cause to be made Revolving Credit Advances on behalf of Borrower for: (a) payment of all Fees, expenses, indemnities, charges, costs, principal, interest, or other Obligations owing by Borrower under this Agreement or any of the other Loan Documents, (b) the payment, performance or satisfaction of any of Borrower's obligations with respect to preservation of the Collateral or otherwise under this Agreement, or (c) any premium in whole or in part required in respect of any of the policies of insurance required by this Agreement, even if the making of any such Revolving Credit Advance causes the outstanding balance of the Revolving Credit Loan to exceed the Borrowing Availability, and Borrower agrees to repay immediately, in cash, any amount by which the Revolving Credit Loan exceeds the Borrowing Availability.

1.10 ACCOUNTING. Lender is authorized to record on its books and records the date and amount of each Loan and each payment of principal thereof and such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Lender shall provide Borrower on a monthly basis a statement and accounting of such recordations but any failure on the part of the Lender to keep any such recordation (or any errors therein) or to send a statement thereof to

Borrower shall not in any manner affect the obligation of Borrower to repay (with applicable interest) the Loans made to Borrower under this Agreement. Except to the extent that Borrower shall, within thirty (30) days after such statement and accounting is sent, notify Lender in writing of any objection Borrower may have thereto (stating with particularity the basis for such objection), such statement and accounting shall be deemed final, binding and conclusive upon Borrower, absent manifest error.

1.11 BORROWING BASE; RESERVES. The Borrowing Base shall be determined by Lender (including the eligibility of Accounts) based on the most recent Borrowing Base Certificate delivered to Lender in accordance with Section 4.1(b) and such other information available to Lender. Without limiting any other rights and remedies of Lender hereunder or under the other Loan Documents, the Revolving Credit Loan shall be subject to Lender's continuing right to withhold from Borrowing Availability reserves, and to increase and decrease such reserves from time to time, if and to the extent that in Lender's good faith credit judgment such reserves are necessary, including to protect Lender's interest in the Collateral or to protect Lender against possible diminution of the value of any Collateral or possible non-payment of any of the Obligations or for any Taxes or in respect of any state of facts which could constitute a Default. Lender may, at its option, implement reserves by designating as ineligible a sufficient amount of Accounts which would otherwise be Eligible Accounts, so as to reduce the Borrowing Base by the amount of the intended reserves. Lender shall give Borrower at least ten (10) days prior written notice of the imposition of any such reserves (unless a Default then exists), stating with particularity the basis therefor; e.g., a collateral audit, and the facts and circumstances giving rise thereto.

2.    CONDITIONS PRECEDENT

2.1 CONDITIONS TO THE INITIAL LOANS. Lender shall not be obligated to make any of the Loans or to perform any other action hereunder, until the following conditions have been satisfied in a manner satisfactory to Lender in its sole discretion, or waived in writing by Lender:

      (a) the Loan Documents to be delivered on or before the Closing Date shall have been duly executed and delivered by the appropriate parties, all as set forth in the Schedule of Documents (SCHEDULE F);

      (b) the insurance policies provided for in Section 3.17 shall be in full force and effect, together with appropriate evidence showing loss payable or additional insured clauses or endorsements in favor of Lender as required under such Section;

      (c) as of the Closing Date, the sum of all cash, cash equivalents and Net Borrowing Availability shall be not less than Ten Million Dollars ($10,000,000) after giving effect to the initial Revolving Credit Advance and Letter of Credit Obligations (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales);

      (d) Lender shall have received an opinion of counsel to the Borrower (which may be internal counsel) with respect to the Loan Documents in form and substance satisfactory to Lender; and

      (e) Lender shall have received copies of Borrower's financial statements as of the end of, and for the fiscal quarter and fiscal year-to-date ended, June 30, 2001, and Lender shall be satisfied therewith.

2.2 FURTHER CONDITIONS TO THE LOANS. Lender shall not be obligated to fund any Loan (including the initial Loans), if, as of the date thereof:

      (a) any representation or warranty by any Credit Party contained herein or in any of the other Loan Documents shall be untrue or incorrect as of such date, except to the extent that any such representation or warranty is expressly stated to relate to a specific earlier date, in which case, such representation and warranty shall be true and correct as of such earlier date; or

      (b) any event or circumstance which has had or reasonably could be expected to have a Material Adverse Effect shall have occurred since the Closing Date; or

      (c) any Default shall have occurred and be continuing or would result after giving effect to such Loan; or

      (d) after giving effect to such Loan the Revolving Credit Loan would exceed the Borrowing Availability.

The request and acceptance by Borrower of the proceeds of any Loan shall be deemed to constitute, as of the date of such request and the date of such acceptance, (i) a representation and warranty by Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a restatement by Borrower of each of the representations and warranties made by it in any Loan Document and a reaffirmation by Borrower of the granting and continuance of Lender's Liens pursuant to the Loan Documents.

3.    REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS

To induce Lender to enter into this Agreement and to make the Loans, Borrower and each other Credit Party executing this Agreement represent and warrant to Lender (each of which representations and warranties shall survive the execution and delivery of this Agreement), and promise to and agree with Lender until the Termination Date as follows:

3.1 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each Corporate Credit Party: (a) is, as of the Closing Date, and will continue to be (i) a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) duly qualified to do business and in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (iii) in compliance with all Requirements of Law and Contractual Obligations, except to the extent failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) has and will continue to have (i) the requisite corporate power and authority and the legal right to execute, deliver and perform its obligations under the Loan Documents, and to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore or proposed to be conducted, and (ii) all licenses, permits, franchises, rights, powers, consents or approvals from or by all Persons or Governmental Authorities having jurisdiction over such Corporate Credit Party which are necessary or appropriate for the conduct of its business.

3.2 EXECUTIVE OFFICES; CORPORATE OR OTHER NAMES. The location of each Corporate Credit Party's chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations) are as set forth in DISCLOSURE SCHEDULE (3.2) and, except as set forth in such Disclosure Schedule, such locations have not changed during the preceding twelve months. As of the Closing Date, during the prior five years, except as set forth in DISCLOSURE SCHEDULE (3.2), no Corporate Credit Party has been known as or conducted business in any other name (including trade names).

3.3 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party, and the creation of all Liens provided for herein and therein: (a) are and will continue to be within such Credit Party's power and authority; (b) have been and will continue to be duly authorized by all necessary or proper action; (c) are not and will not be in violation of any Requirement of Law or Contractual Obligation of such Credit Party (d) do not and will not result in the creation or imposition of any Lien (other than Permitted Encumbrances) upon any of the Collateral; and (e) do not and will not require the consent or approval of any Governmental Authority or any other Person. As of the Closing Date, each Loan Document shall have been duly executed and delivered on behalf of each Credit Party party thereto, and each such Loan Document upon such execution and delivery shall be and will continue to be a legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

3.4   FINANCIAL STATEMENTS AND PROJECTIONS; BOOKS AND RECORDS.

      (a) The Financial Statements delivered by Borrower to Lender for its most recently ended Fiscal Year, Fiscal Quarter and Fiscal Month, are true, correct and complete and reflect fairly and accurately the financial condition of Borrower as of the date of each such Financial Statement in accordance with GAAP. The Projections most recently delivered by Borrower to

Lender have been prepared in good faith, with care and diligence and use assumptions that are reasonable under the circumstances at the time such Projections were prepared and as of the date delivered to Lender and all such assumptions are disclosed in the Projections.

      (b) Borrower and each other Corporate Credit Party shall keep adequate Books and Records with respect to the Collateral and its business activities in which proper entries, reflecting all consolidated and consolidating financial transactions, and payments and credits received on, and all other dealings with, the Collateral, will be made in accordance with GAAP and all Requirements of Law and on a basis consistent with the Financial Statements.

3.5 MATERIAL ADVERSE CHANGE. Between the date of Borrower's most recently audited Financial Statements delivered to Lender and the Closing Date: (a) no Corporate Credit Party has incurred any obligations, contingent or non-contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the Projections delivered on the Closing Date and which could, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) there has been no material deviation from such Projections; and (c) no events have occurred which alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect. No Requirement of Law or Contractual Obligation of any Credit Party has or have had or could reasonably be expected to have a Material Adverse Effect and no Credit Party is in default, and to such Credit Party's knowledge no third party is in default under or with respect to any of its Contractual Obligations, which alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

3.6 REAL ESTATE; PROPERTY. The real estate listed in DISCLOSURE SCHEDULE (3.6) constitutes all of the real property owned, leased, or used by each Corporate Credit Party in its business, and such Credit Party will not execute any material agreement or contract in respect of such real estate after the date of this Agreement without giving Lender prompt prior written notice thereof. Each Corporate Credit Party holds and will continue to hold good and marketable fee simple title to all of its owned real estate, and good and marketable title to all of its other properties and assets, and valid and insurable leasehold interests in all of its leases (both as lessor and lessee, sublessee or assignee), and none of the properties and assets of any Corporate Credit Party are or will be subject to any Liens, except Permitted Encumbrances. With respect to each of the premises identified in DISCLOSURE SCHEDULE (3.2), on or prior the Closing Date a bailee, landlord or mortgagee agreement acceptable to Lender shall have been obtained.

3.7 VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING STOCK AND INDEBTEDNESS. Except as set forth in DISCLOSURE SCHEDULE (3.7), as of the Closing Date, no Corporate Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Corporate Credit Party (including all rights to purchase, options, warrants or similar rights or agreements pursuant to which any Corporate Credit Party may be required to issue, sell, repurchase or redeem any of its Stock) as of the Closing Date is owned by each of the Stockholders (and in the amounts) set forth on DISCLOSURE SCHEDULE (3.7). All outstanding Indebtedness of each Corporate Credit Party as of the Closing Date is described in DISCLOSURE SCHEDULE (5(b). None of such Indebtedness is secured, except by Permitted Encumbrances.

3.8 GOVERNMENT REGULATION. No Corporate Credit Party is subject to or regulated under any Federal or state statute, rule or regulation that restricts or limits such Person's ability to incur Indebtedness, pledge its assets, or to perform its obligations under the Loan Documents. The making of the Loans, the application of the proceeds and repayment thereof, and the consummation of the transactions contemplated by the Loan Documents do not and will not violate any Requirement of Law.

3.9 MARGIN REGULATIONS. No Corporate Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Corporate Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Federal Reserve Board. No Corporate Credit Party will take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

3.10 TAXES; CHARGES. Except as disclosed on DISCLOSURE SCHEDULE (3.10), all tax returns, reports and statements required by any Governmental Authority to be filed by Borrower or any other Credit Party have, as of the Closing Date, been filed and will, until the Termination Date, be filed with the appropriate Governmental Authority and no tax Lien has been filed against any Credit Party or any Credit Party's property. Proper and accurate amounts have been and will be withheld by Borrower and each other Credit Party from their respective employees for all periods in complete compliance with all Requirements of Law and such withholdings have and will be timely paid to the appropriate Governmental Authorities. DISCLOSURE SCHEDULE (3.10) sets forth as of the Closing Date those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule (3.10), none of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements or agreement extending the period of assessment of any Charges) or
(b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC
Section 481(a), by reason of a change in accounting method or otherwise, which could reasonably be expected to have a Material Adverse Effect.

3.11 PAYMENT OF OBLIGATIONS. Each Credit Party will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its Charges and other obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Credit Party and none of the Collateral is or could reasonably be expected to become subject to any Lien or forfeiture or loss as a result of such contest.

3.12 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other existing ERISA Events, could reasonably be expected to result in a liability of any Credit Party of more than the Materiality Threshold. The present value of all accumulated benefit obligations of the Credit Parties under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such Plan by more than the Materiality Threshold, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Account Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such underfunded Plans by more than the Materiality Threshold. No Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability in excess of the Materiality Threshold.

3.13 LITIGATION. No Litigation is pending or, to the knowledge of any Credit Party, threatened by or against any Credit Party or against any Credit Party's properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect. Except as set forth on DISCLOSURE SCHEDULE (3.13), as of the Closing Date there is no Litigation pending or threatened against any Credit Party which seeks damages in excess of the Materiality Threshold, or injunctive relief or alleges criminal misconduct of any Credit Party. Each Credit Party shall notify Lender promptly upon learning of the existence, threat or commencement of any Litigation against any Credit Party, any ERISA Affiliate or any Plan or any allegation of criminal misconduct against any Credit Party.

3.14 INTELLECTUAL PROPERTY. As of the Closing Date, all material Intellectual Property owned or used by any Corporate Credit Party is listed, together with application or registration numbers, where applicable, in DISCLOSURE SCHEDULE (3.14). Each Corporate Credit Party owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license could not reasonably be expected to have a Material Adverse Effect. Each Corporate Credit Party will maintain the patenting and registration of all Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority and each Corporate Credit Party will promptly patent or register, as the case may be, all new Intellectual Property and notify Lender in writing five (5) Business Days prior to filing any such new patent or registration.

3.15 FULL DISCLOSURE. No information contained in any Loan Document, the Financial Statements or any written statement furnished by or on behalf of any Credit Party under any

Loan Document, or to induce Lender to execute the Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3.16 HAZARDOUS MATERIALS. Except as set forth on DISCLOSURE SCHEDULE (3.16), as of the Closing Date, (a) each real property location owned, leased or occupied by each Corporate Credit Party (the "Real Property") is maintained free of contamination from any Hazardous Material, (b) no Corporate Credit Party is subject to any Environmental Liabilities or, to any Credit Party's knowledge, potential Environmental Liabilities, in excess of the Materiality Threshold in the aggregate, (c) no notice has been received by any Corporate Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of any Credit Party, there are no facts, circumstances or conditions that may result in any Corporate Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (d) each Corporate Credit Party has provided to Lender copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Corporate Credit Party. Each Corporate Credit Party: (i) shall comply in all material respects with all applicable Environmental Laws and Environmental Permits; (ii) shall notify Lender in writing within seven days if and when it becomes aware of any Release, on, at, in, under, above, to, from or about any of its Real Property; and (iii) shall promptly forward to Lender a copy of any order, notice, permit, application, or any communication or report received by it or any other Credit Party in connection with any such Release.

3.17 INSURANCE. As of the Closing Date, DISCLOSURE SCHEDULE (3.17) lists all insurance of any nature maintained for current occurrences by Borrower and each other Corporate Credit Party, as well as a summary of the terms of such insurance. Each Corporate Credit Party shall deliver to Lender certified copies and endorsements to all of its and those of its Subsidiaries (a) "all risk" and business interruption insurance policies naming Lender loss payee, and (b) general liability and other liability policies naming Lender as an additional insured. All policies of insurance on real and personal property will contain an endorsement, in form and substance acceptable to Lender, showing loss payable to Lender and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to Lender, will provide that the insurance companies will give Lender at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of Borrower or any other Person shall affect the right of Lender to recover under such policy or policies of insurance in case of loss or damage. Each Corporate Credit Party shall direct all present and future insurers under its "all risk" policies of insurance to pay all proceeds payable thereunder directly to Lender. If any insurance proceeds are paid by check, draft or other instrument payable to any Credit Party and Lender jointly, Lender may endorse such Credit Party's name thereon and do such other things as Lender may deem advisable to reduce the same to cash. Lender reserves the right at any time, upon review of each Credit Party's risk profile, to require additional forms and limits of insurance. Each Corporate Credit Party shall, on each anniversary of the Closing Date and from time to time at Lender's request, deliver to Lender a report by a reputable insurance broker, satisfactory to Lender, with respect to such Person's insurance policies.

3.18 DEPOSIT AND DISBURSEMENT ACCOUNTS. Attachment I to SCHEDULE D lists all banks and other financial institutions at which Borrower or any other Corporate Credit Party, maintains deposits and/or other accounts, including the Disbursement Account, and such Attachment correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

3.19 ACCOUNTS. As of the date of each Borrowing Base Certificate delivered to Lender, each Account listed thereon as an Eligible Account shall be an Eligible Account. Borrower has not made, and will not make, any agreement with any Account Debtor for any extension of time for the payment of any Account, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance for prompt or early payment allowed by Borrower in the ordinary course of its business consistent with historical practice and as previously disclosed to Lender in writing. DISCLOSURE SCHEDULE (3.19) sets forth each contract of the Borrower with any Account Debtor which gives such Account Debtor the right (under such contract, under common law or otherwise) to offset any Accounts for Borrower's failure to perform under such contract and Borrower has obtained an offset waiver for each such contract in form and substance satisfactory to Lender. With respect to the Accounts pledged as collateral pursuant to any Loan Document (a) the amounts shown on all invoices, statements and reports which may be delivered to the Lender with respect thereto are actually and absolutely owing to the relevant Credit Party as indicated thereon and are not in any way contingent; (b) no payments have been or shall be made thereon except payments immediately delivered to the applicable Lock Box Accounts or the Lender as required hereunder; and (c) to Borrower's knowledge all Account Debtors have the capacity to contract. Borrower shall notify Lender promptly of any event or circumstance which to Borrower's knowledge would cause Lender to consider any then existing Account as no longer constituting an Eligible Account.

3.20  CONDUCT OF BUSINESS; MAINTENANCE OF EXISTENCE. Each Corporate Credit Party
(a) shall conduct its business substantially as now conducted or as otherwise permitted hereunder and preserve all of its rights, privileges and franchises necessary and desirable in connection therewith, and (b) shall at all times maintain, preserve and protect all of the Collateral and such Credit Party's other property, used or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.

3.21 FURTHER ASSURANCES. At any time and from time to time, upon the written request of Lender and at the sole expense of Borrower, Borrower and each other Credit Party shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Lender may reasonably deem desirable (a) to obtain the full benefits of this Agreement and the other Loan Documents, (b) to protect, preserve and maintain Lender's rights in the Collateral, or any of it, and under this Agreement, or (c) to enable Lender to exercise all or any of the rights and powers herein granted. Without limitation of the foregoing: (i) at any time and from time to time, upon the written request of Lender and at the sole expense of Borrower, Borrower and each other Credit Party, as applicable, shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Lender may deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including (A) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Lender of any License or Contract held by such Credit Party and to enforce the security interests granted hereunder; and (B) filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any other Loan Document as to those jurisdictions that are not Uniform Commercial Code jurisdictions that have adopted "Revised Article 9" of the Code;
(ii) unless Lender shall otherwise consent in writing (which consent may be revoked), each Credit Party shall deliver to Lender all Collateral consisting of negotiable Documents, certificated securities (accompanied by stock powers executed in blank), Chattel Paper and Instruments promptly after such Credit Party receives the same; (iii) each Credit Party shall obtain or use its best efforts to obtain waivers or subordinations of Liens from landlords and mortgagees, and each Credit Party shall in all instances obtain signed acknowledgments of Lender's Liens from bailees having possession of any Goods that they hold the same for the benefit of Lender; (iv) if not waived by Lender in writing (which waiver may be revoked), each Credit Party shall obtain authenticated Control Letters from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Credit Party; (v) in accordance with SCHEDULE D, each Credit Party shall obtain a blocked account, lockbox or similar agreement with each bank or financial institution holding a Deposit Account for such Credit Party; (vi) each Credit Party that is or becomes the beneficiary of a letter of credit shall promptly notify Lender thereof and enter into a tri-party agreement with Lender and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Lender and directing all payments thereunder to the Collection Account, all in form and substance reasonably satisfactory to Lender; (vii) each Credit Party shall take all steps necessary to grant Lender control of all electronic chattel paper in accordance with the Code and all "transferable records" as defined in the Uniform Electronic Transactions Act; (viii) each Credit Party hereby irrevocably authorizes Lender at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction that has adopted "Revised Article 9" of the Code on or after July 1, 2001, any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Credit Party or words of similar effect, regardless whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code, or (ii) as being of an equal or lesser scope or with greater details, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency of filing office acceptance of any financing statement or amendment, including (i) whether such Credit Party is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates; each Credit Party agrees to furnish any such information to the Lender promptly upon request; each Credit Party also ratifies its authorization for Lender to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof; (ix) each Credit Party shall promptly notify Lender of any commercial tort claim (as defined in the Code) acquired by it and unless otherwise consented by Lender, such

Credit Party shall enter into a special supplement to this Agreement, granting to Lender a Lien in such commercial tort claim; and (x) no Credit Party shall file any financing statement, or amendment or termination statement with respect to any financing statement pertaining to any Collateral except with Lender's prior written consent (subject to Section 9-509(d)(2) of the Code in regard thereto).

4.    FINANCIAL MATTERS; REPORTS

4.1 REPORTS AND NOTICES. Borrower represents, agrees and promises that from and after the Closing Date until the Termination Date, Borrower shall deliver to
Lender:

      (a) within fifteen (15) days following the end of each Fiscal Month, or more frequently if requested by Lender during any time that a Default exists, a Borrowing Base Certificate in the form of EXHIBIT B as of the last day of the previous Fiscal Month detailing ineligible Accounts for adjustment to the Borrowing Base, certified as true and correct by the chief financial officer of Borrower's Agent or such other officer as is acceptable to Lender;

      (b) within thirty (30) days following the end of each Fiscal Month, the Financial Statements for such Fiscal Month, which shall provide comparisons to budget and actual results for the corresponding period during the prior Fiscal Year, both on a monthly and year-to-date basis, and accompanied by a certification in the form of EXHIBIT F by the chief executive officer or chief financial officer of Borrower's Agent that such Financial Statements are complete and correct, that there was no Default (or specifying those Defaults of which he or she was aware), and showing in reasonable detail the calculations used in determining compliance with the financial covenants hereunder;

      (c) within ninety (90) days following the close of each Fiscal Year, the Financial Statements for such Fiscal Year certified without qualification by an independent certified accounting firm acceptable to Lender, which shall provide comparisons to the prior Fiscal Year, and shall be accompanied by (i) a statement in reasonable detail showing the calculations used in determining compliance with the financial covenants hereunder, (ii) a report from Borrower's accountants to the effect that in connection with their audit examination nothing has come to their attention to cause them to believe that a Default has occurred or specifying those Defaults of which they are aware, and (iii) any management letter that may be issued;

      (d) not less than thirty (30) days prior to the close of each Fiscal Year, the Projections, which will be prepared by Borrower in good faith, with care and diligence, and using assumptions which are reasonable under the circumstances at the time such Projections are delivered to Lender and disclosed therein when delivered;

      (e) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which Borrower shall have filed with the Securities and Exchange Commission; and

      (f) such other reports and information as may be reasonably requested by Lender from time to time.

4.2 FINANCIAL COVENANTS. Borrower shall not breach any of the financial covenants set forth in SCHEDULE G.

4.3 OTHER REPORTS AND INFORMATION. Borrower's Agent shall advise Lender promptly, in reasonable detail, of: (a) any Lien, other than Permitted Encumbrances, attaching to or asserted against any of the Collateral or any occurrence causing a material loss or decline in value of any Collateral and the estimated (or actual, if available) amount of such loss or decline; (b) any material change in the composition of the Collateral; and (c) the occurrence of any Default or other event which has had or could reasonably be expected to have a Material Adverse Effect. Borrower's Agent shall, upon request of Lender, furnish to Lender such other reports and information in connection with the affairs, business, financial condition, operations, prospects or management of Borrower or any other Credit Party or the Collateral as Lender may request, all in reasonable detail.

5.    NEGATIVE COVENANTS

Borrower and each Credit Party executing this Agreement covenant and agree (each for itself and each other Credit Party) that, without Lender's prior written consent, from the Closing Date until the Termination Date, neither Borrower nor any other Corporate Credit Party (nor any Subsidiary of any of them) shall, directly or indirectly, by operation of law or otherwise:

      (a) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or make any investment in or, except as provided in clause 5(c) below, loan or advance to, any Person or create or acquire any Subsidiary;

      (b) cancel any debt owing to it or create, incur, assume or permit to exist any Indebtedness, except: (i) the Obligations, (ii) Indebtedness existing as of the Closing Date set forth on DISCLOSURE SCHEDULE 5(b), (iii) deferred taxes, (iv) by endorsement of instruments or items of payment for deposit to the general account of such Credit Party, (v) for Guaranteed Indebtedness incurred for the benefit of Borrower if the primary obligation is permitted by this Agreement; and (vi) Purchase Money Indebtedness incurred after the Closing Date in an aggregate outstanding amount for all such Corporate Credit Parties combined not exceeding that amount which would result in the violation of any financial covenant set forth on SCHEDULE G.

      (c) enter into any lending, borrowing or other commercial transaction with any of its employees, directors, Affiliates or any other Credit Party (including upstreaming and downstreaming of cash and intercompany advances and payments by a Credit Party on behalf of another Credit Party which are not otherwise permitted hereunder) other than loans or advances to employees in the ordinary course of business in an aggregate outstanding amount not exceeding the Materiality Threshold;

      (d) make any changes in any of its business objectives, purposes, or operations which could reasonably be expected to adversely affect repayment of the Obligations or could reasonably be expected to have a Material Adverse Effect or engage in any business other than that presently engaged in or proposed to be engaged in the Projections delivered to Lender on the Closing Date;

      (e) create or permit any Lien on any of its properties or assets, except for Permitted Encumbrances;

      (f) sell, transfer, issue, convey, assign or otherwise dispose of any of its assets or properties, including its Accounts or any shares of its Stock or engage in any sale-leaseback, synthetic lease or similar transaction; PROVIDED that the foregoing shall not prohibit the sale of Inventory or obsolete or unnecessary Equipment in the ordinary course of its business; and, PROVIDED, FURTHER, that, in addition to and separate from the foregoing, Borrower may purchase and resell up to One Million Five Hundred Thousand Dollars ($1,500,000) in switch gear equipment owned (or brokered for sale) by SBC Capital Services.

      (g) change its name, chief executive office, corporate offices, warehouses or other Collateral locations, or location of its records concerning the Collateral, or acquire, lease or use any real estate after the Closing Date without such Person, in each instance, giving thirty (30) days prior written notice thereof to Lender and taking all actions deemed necessary or appropriate by Lender to continuously protect and perfect Lender's Liens upon the Collateral;

      (h) establish any depository or other bank account of any kind with any financial institution (other than the accounts set forth on Attachment 1 to SCHEDULE D) without Lender's prior written consent; or

      (i)   make or permit any Restricted Payment.

6.    SECURITY INTEREST

6.1   GRANT OF SECURITY INTEREST.

      (a) As collateral security for the prompt and complete payment and performance of the Obligations, each of the Borrower and any other Credit Party executing this Agreement hereby grants to the Lender a security interest in and Lien upon all of its property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest, including all of the following property in which it now has or at any time in the future may acquire any right, title or interest: all Accounts; all bank and deposit accounts, including Collection Accounts, Lock Box Accounts and Disbursement Accounts, and all funds on deposit therein; all cash and cash equivalents; all commodity contracts; all investments and Investment Property; all Inventory and Equipment; all Goods; all Chattel Paper, Documents and Instruments; all Books and Records; all Supporting Obligations and Letter-of-Credit Rights; all General Intangibles (including all payment intangibles, Software, Intellectual Property, Stock, contract rights, and choses in action); and, to the extent not otherwise included, all Proceeds and products of all and any of the foregoing, all tort claims, insurance claims and other rights to payment, and all collateral security and guarantees given by any Person with respect to any of the foregoing, but excluding in all events Hazardous Waste (all of the foregoing, together with any other collateral pledged to the Lender pursuant to any other Loan Document, collectively, the "Collateral").

      (b) Borrower, Lender and each other Credit Party executing this Agreement agree that this Agreement creates, and is intended to create, valid and continuing Liens upon the Collateral in favor of Lender. Borrower and each other Credit Party executing this Agreement represent, warrant and promise to Lender that: (i) each of Borrower and each other Credit Party granting a Lien in Collateral is the sole owner of each item of the Collateral upon which it purports to grant a Lien pursuant to the Loan Documents, and has good and marketable title thereto free and clear of any and all Liens or claims of others, other than Permitted Encumbrances; (ii) the security interests granted pursuant to this Agreement, upon completion of the filings and other actions listed on DISCLOSURE SCHEDULE (6.1) (which, in the case of all filings and other documents referred to in said Schedule, have been delivered to the Lender in duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Lender as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all creditors of and purchasers from any Credit Party (other than purchasers of Inventory in the ordinary course of business) and such security interests are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Encumbrances which have priority by operation of law; and (iii) no effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Encumbrances. Borrower and each other Credit Party executing this Agreement promise to defend the right, title and interest of Lender in and to the Collateral against the claims and demands of all Persons whomsoever, and each shall take such actions, including (x) the prompt delivery of all original Instruments, Chattel Paper and certificated Stock owned by Borrower and each other Credit Party granting a Lien on Collateral to Lender, (y) notification of Lender's interest in Collateral at Lender's request, and (z) the institution of litigation against third parties as shall be prudent in order to protect and preserve each Credit Party's and Lender's respective and several interests in the Collateral. Borrower (and any other Credit Party granting a Lien in Collateral) shall mark its Books and Records pertaining to the Collateral to evidence the Loan Documents and the Liens granted under the Loan Documents. All Chattel Paper shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation."

6.2  LENDER'S RIGHTS.

      (a) Lender may, (i) at any time in Lender's own name or in the name of Borrower, communicate with Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral to verify to Lender's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper or other Collateral, and (ii) at any time, with prior notice to Borrower (unless a Default then exists) or any other Credit Party, notify Account Debtors, parties to Contracts, and obligors in respect of Chattel Paper, Instruments, or other Collateral that the Collateral has been assigned to Lender and that payments shall be made directly to Lender. Upon the request of Lender, Borrower shall so notify such Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral. Borrower hereby constitutes Lender or Lender's designee as Borrower's attorney with power to endorse Borrower's name upon any notes, acceptance drafts, money orders or other evidences of payment or Collateral.

      (b) It is expressly agreed by Borrower that, notwithstanding anything herein to the contrary, Borrower shall remain liable under each Contract, Instrument and License to observe and perform all the conditions and obligations to be observed and performed by it thereunder, and Lender shall have no obligation or liability whatsoever to any Person under any Contract, Instrument or License (between Borrower or any other Credit Party and any Person other than Lender) by reason of or arising out of the execution, delivery or performance of this Agreement, and Lender shall not be required or obligated in any manner (i) to perform or fulfill any of the obligations of Borrower, (ii) to make any payment or inquiry, or (iii) to take any action of any kind to collect, compromise or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times under or pursuant to any Contract, Instrument or License.

      (c) Borrower and each other Credit Party shall, with respect to each owned, leased, or controlled property or facility, during normal business hours and upon reasonable advance notice (unless a Default shall have occurred and be continuing, in which event no notice shall be required and Lender shall have access at any and all times): (i) provide access to such facility or property to Lender and any of its officers, employees and agents, as frequently as Lender determines to be appropriate; (ii) permit Lender and any of its officers, employees and agents to inspect, audit and make extracts and copies (or take originals if reasonably necessary) from all of Borrower's and such Credit Party's Books and Records; and (iii) permit Lender to inspect, review, evaluate and make physical verifications and appraisals of the Inventory and other Collateral in any manner and through any medium that Lender considers advisable, and Borrower and such Credit Party agree to render to Lender, at Borrower's and such Credit Party's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

6.3 LENDER'S APPOINTMENT AS ATTORNEY-IN-FACT. On the Closing Date, Borrower and each other Credit Party executing this Agreement shall execute and deliver a Power of Attorney in the form attached as EXHIBIT F. The power of attorney granted pursuant to the Power of Attorney and all powers granted under any Loan Document are powers coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Lender under the Power of

Attorney are solely to protect Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender agrees and promises that (a) it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, (b) Lender shall only exercise the powers granted under the Power of Attorney in respect of Collateral, provided, except as otherwise required by applicable law, Lender shall not have any duty as to any Collateral, and Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers. Borrower and each other Credit Party executing this Agreement also hereby authorizes Lender to file any financing or continuation statement without the signature of Borrower or such Credit Party to the extent permitted by applicable law.

6.4 GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY COLLATERAL. Borrower and each other Credit Party executing this Agreement hereby grant to Lender an irrevocable, non-exclusive license (exercisable upon the occurrence and during the continuance of an Event of Default without payment of royalty or other compensation to Borrower or such Credit Party) to use, transfer, license or sublicense any Intellectual Property now owned, licensed to, or hereafter acquired by Borrower or such Credit Party, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person; provided, that such license will terminate on the Termination Date.

7.    EVENTS OF DEFAULT: RIGHTS AND REMEDIES

7.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder which shall be deemed to be continuing until waived in writing by Lender in accordance with Section 9.3:

      (a) Borrower shall fail to make any payment in respect of any Obligations when due and payable or declared due and payable; or

      (b) Borrower or any other Credit Party shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, conditions or other terms or provisions contained in (i) Sections 4, 5 or 6 of this Agreement; or (ii) any other Section of this Agreement not elsewhere covered in this Section 7.1 or any of the other Loan Documents, regardless of whether such breach involves a covenant, promise, agreement, condition, requirement, term or provision with respect to a Credit Party that has not signed this Agreement so long as, in the case of this clause (ii), such default has continued for a period of twenty (20) days or more after the EARLIER of Borrower's receipt of knowledge thereof or notice of such default from Lender; or

      (c) an event of default shall occur under any Contractual Obligation of the Borrower or any other Credit Party (other than this Agreement and the other Loan Documents), and such event of default (i) involves the failure to make any payment (whether or not such payment is blocked pursuant to the terms of an intercreditor agreement or otherwise), whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any Indebtedness (other than the Obligations) of such Person in an aggregate amount exceeding the Materiality Threshold, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof, in an aggregate amount exceeding the Materiality Threshold to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; or

      (d) any representation or warranty in this Agreement or any other Loan Document, or in any written statement pursuant hereto or thereto, or in any report, financial statement or certificate made or delivered to Lender by Borrower or any other Credit Party shall be untrue or incorrect as of the date when made or deemed made, regardless of whether such breach involves a representation or warranty with respect to a Credit Party that has not signed this Agreement; or

      (e) there shall be commenced against the Borrower or any other Credit Party any Litigation seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which remains unstayed or undismissed for thirty (30) consecutive days; or Borrower or any other Credit Party shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; or

      (f) a case or proceeding shall have been commenced involuntarily against Borrower or any other Credit Party in a court having competent jurisdiction seeking a decree or order: (i) under the United States Bankruptcy Code or any other applicable Federal, state or foreign bankruptcy or other similar law, and seeking either (x) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or of any substantial part of its properties, or (y) the reorganization or winding up or liquidation of the affairs of any such Person, and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (ii) invalidating or denying any Person's right, power, or competence to enter into or perform any of its obligations under any Loan Document or invalidating or denying the validity or enforceability of this Agreement or any other Loan Document or any action taken hereunder or thereunder; or

      (g) Borrower or any other Credit Party shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it or seeking appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for it or any substantial part of its properties, (ii) make a general assignment for the benefit of creditors, (iii) consent to or take any action in furtherance of, or, indicating its consent to, approval of, or acquiescence in, any of the acts set forth in paragraphs (e) or (f) of this
Section 7.1 or clauses (i) and (ii) of this paragraph (g), or (iv) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due; or

      (h) a final judgment or judgments for the payment of money in excess of the Materiality Threshold in the aggregate shall be rendered against Borrower or any other Credit Party, unless the same shall be (i) fully covered by insurance and the issuer(s) of the applicable policies shall have acknowledged full coverage in writing within fifteen (15) days of judgment, or (ii) vacated, stayed, bonded, paid or discharged within a period of fifteen (15) days from the date of such judgment; or

      (i) any other event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect and Lender shall have given Borrower notice thereof; or

      (j) any provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms, or any Lien granted, or intended by the Loan Documents to be granted, to Lender shall cease to be a valid and perfected Lien having the first priority (or a lesser priority if expressly permitted in the Loan Documents) in any of the Collateral (or any Credit Party shall so assert any of the foregoing); or

      (k) a Change of Control shall have occurred with respect to any Corporate Credit Party; or

      (l) an ERISA Event shall have occurred that, in the opinion of the Lender, when taken together with all other ERISA Events that have occurred and are then continuing, could reasonably be expected to result in liability of any Credit Party in an aggregate amount exceeding the Materiality Threshold.

7.2   REMEDIES.

      (a) If any Default shall have occurred and be continuing, then Lender may terminate or suspend its obligation to make further Revolving Credit Advances and to incur additional Letter of Credit Obligations. In addition, if any Event of Default shall have occurred and be continuing, Lender may, without notice, take any one or more of the following actions: (i) declare all or any portion of the Obligations to be forthwith due and payable, including contingent liabilities with respect to Letter of Credit Obligations, whereupon such Obligations shall become and be due and payable; (ii) require that all Letter of Credit Obligations be fully cash collateralized pursuant to SCHEDULE C; or (iii) exercise any rights and remedies provided to Lender under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of any Event of Default specified in Sections 7.1 (e), (f) or (g), the Obligations shall become immediately due and payable (and any obligation of Lender to make further Loans, if not previously terminated, shall immediately be terminated) without declaration, notice or demand by Lender.

      (b) Without limiting the generality of the foregoing, Borrower and each other Credit Party executing this Agreement expressly agree that upon the occurrence of any Event of Default, Lender may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Lender the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Borrower and each other Credit Party executing this Agreement hereby release. Such sales may be adjourned, or continued from time to time with or without notice. Lender shall have the right to conduct such sales on any Credit Party's premises or elsewhere and shall have the right to use any Credit Party's premises without rent or other charge for such sales or other action with respect to the Collateral for such time or times as Lender deems necessary or advisable.

      (c) Borrower and each other Credit Party executing this Agreement further agree, upon the occurrence and during the continuance of an Event of Default and at Lender's request, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at its premises or elsewhere. Until Lender is able to effect a sale, lease, or other disposition of the Collateral, Lender shall have the right to complete, assemble, use or operate the Collateral or any part thereof, to the extent that Lender deems appropriate, for the purpose of preserving such Collateral or its value or for any other purpose. Lender shall have no obligation to any Credit Party to maintain or preserve the rights of any Credit Party as against third parties with respect to any Collateral while such Collateral is in the possession of Lender. Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Lender's remedies with respect to such appointment without prior notice or hearing. To the maximum extent permitted by applicable law, Borrower and each other Credit Party executing this Agreement waives all claims, damages, and demands against Lender, its Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of such Person. Borrower and each other Credit Party executing this Agreement agrees that ten (10) days prior notice by Lender to such Credit Party of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Borrower and each other Credit Party shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled.

      (d) Lender's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Lender may have under any Loan Document or at law or in equity. Recourse to the Collateral shall not be required. All provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited, to the extent necessary, so that they do not render this Agreement invalid or unenforceable, in whole or in part.

7.3 WAIVERS BY CREDIT PARTIES. Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, Borrower and each other Credit Party executing this Agreement waive: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, the Notes or any other notes, commercial paper, Accounts, Contracts, Documents, Instruments, Chattel Paper and guaranties at any time held by Lender on which such Credit Party may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard; (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws. Borrower and each other Credit Party executing this Agreement acknowledge that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Loan Documents and the transactions evidenced hereby and thereby.

7.4 PROCEEDS. The Proceeds of any sale, disposition or other realization upon any Collateral shall be applied by Lender upon receipt to the Obligations in such order as Lender may deem advisable in its sole discretion (including the cash collateralization of any Letter of Credit Obligations), and after the indefeasible payment and satisfaction in full in cash of all of the Obligations, and after the payment by Lender of any other amount required by any provision of law (but only after Lender has received what Lender considers reasonable proof of a subordinate party's security interest), the surplus, if any, shall be paid to Borrower or its representatives or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction otherwise then may direct.

8.    SUCCESSORS AND ASSIGNS

Each Loan Document shall be binding on and shall inure to the benefit of Borrower and each other Credit Party executing such Loan Document, Lender, and their respective successors and assigns, except as otherwise provided herein or therein. Neither Borrower nor any other Credit Party may assign, transfer, hypothecate, delegate or otherwise convey its rights, benefits, obligations or duties under any Loan Document without the prior express written consent of Lender. Any such purported conveyance by Borrower or such Credit Party without the prior express written consent of Lender shall be void. There shall be no third party beneficiaries of any of the terms and provisions of any of the Loan Documents. Lender reserves the right at any time to create and sell participations in the Loans and the Loan Documents and to sell, transfer or assign any or all of its rights in the Loans and under the Loan Documents.

9.    MISCELLANEOUS

9.1 COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT. This Agreement and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied), and no Loan Document may be modified, altered or amended except by a written agreement signed by Lender, and each other Credit Party a party to such Loan Document. Borrower and each other Credit Party executing this Agreement or any other Loan Document shall have all duties and obligations under this Agreement and such other Loan Documents from the date of its execution and delivery, regardless whether the initial Loan has been funded at that time.

9.2 EXPENSES. Borrower agrees to pay or reimburse Lender for all costs and expenses (including the fees and expenses of all special counsel, advisors, consultants (including environmental and management consultants) and auditors retained in connection therewith), incurred in connection with: (a) the preparation, negotiation, execution, delivery, performance and enforcement of the Loan Documents and the preservation of any rights thereunder; (b) collection, including deficiency collections; (c) any amendment, extension, modification or waiver of, or consent with respect to any Loan Document or advice in connection with the administration of the Loans or the rights thereunder; (d) any litigation, contest, dispute, suit, proceeding or action (whether instituted by or between any combination of Lender, Borrower or any other Person or Persons), and an appeal or review thereof, in any way relating to the Collateral, any Loan Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise; and (e) any effort (i) to monitor the Loans, (ii) to evaluate, observe or assess Borrower or any other Credit Party or the affairs of such Person, and (iii) to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral.

9.3 NO WAIVER. Neither Lender's failure, at any time or times, to require strict performance by Borrower or any other Credit Party of any provision of any Loan Document, nor Lender's failure to exercise, nor any delay in exercising, any right, power or privilege hereunder, (a) shall waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith, or (b) shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege. Any suspension or waiver of a Default or other provision under the Loan Documents shall not suspend, waive or affect any other Default under any Loan Document, whether the same is prior or subsequent thereto and whether of the same or of a different type, and shall not be construed as a bar to any right or remedy which Lender would otherwise have had on any future occasion. None of the undertakings, indemnities, agreements, warranties, covenants and representations of Borrower or any other Credit Party to Lender contained in any Loan Document and no Default by Borrower or any other Credit Party under any Loan Document shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by an officer or other authorized employee of Lender and directed to Borrower specifying such suspension or waiver (and then such waiver shall be effective only to the extent therein expressly set forth), and Lender shall not, by any act (other than execution of a formal written waiver), delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder.

9.4 SEVERABILITY; SECTION TITLES. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of any Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such Loan Document. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under the Loan Documents shall in any way affect or impair the Obligations, duties, covenants, representations and warranties, indemnities, and liabilities of Borrower or any other Credit Party or the rights of Lender relating to any unpaid Obligation, (due or not due, liquidated, contingent or unliquidated), or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Commitment Termination Date, all of which shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that all indemnity obligations of the Credit Parties under the Loan Documents shall survive the Termination Date. The Section titles contained in any Loan Document are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

9.5 AUTHORIZED SIGNATURE. Until Lender shall be notified in writing by Borrower or any other Credit Party to the contrary, the signature upon any document or instrument delivered pursuant hereto and believed by Lender or any of Lender's officers, agents, or employees to be that of an officer of Borrower or such other Credit Party listed in the Secretarial Certificate in the form of EXHIBIT E shall bind Borrower and such other Credit Party and be deemed to be the act of Borrower or such other Credit Party affixed pursuant to and in accordance with resolutions duly adopted by Borrower's or such other Credit Party's Board of Directors, and Lender shall be entitled to assume the authority of each signature and authority of the person whose signature it is or appears to be unless the person acting in reliance of such signature shall have actual knowledge of the fact that such signature is false or the person whose signature or purported signature is presented is without authority.

9.6 NOTICES. Except as otherwise provided herein, whenever any notice, demand, request or other communication shall or may be given to or served upon any party by any other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Agreement, each such notice, demand, request or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this
Section 9.6), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in SCHEDULE B or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request or other communication to any Person (other than Borrower or Lender) designated in SCHEDULE B to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request or other communication.

9.7 COUNTERPARTS. Any Loan Document may be executed in any number of separate counterparts by any one or more of the parties thereto, and all of said counterparts taken together shall constitute one and the same instrument.

9.8 TIME OF THE ESSENCE. Time is of the essence for performance of the Obligations under the Loan Documents.

9.9 GOVERNING LAW. THE LOAN DOCUMENTS AND THE OBLIGATIONS ARISING UNDER THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF New York APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

9.10  SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

      (a) BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN New York SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND SUCH CREDIT PARTY AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT LENDER, BORROWER AND SUCH CREDIT PARTY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF New York; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER AND SUCH CREDIT PARTY HEREBY WAIVE ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL

ADDRESSED TO BORROWER OR SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN SCHEDULE B OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S OR SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

      (b) THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LENDER, BORROWER AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

9.11 PRESS RELEASES. Each party hereto agrees that neither it nor its Affiliates will in the future issue any press release or other public disclosure using the name of another party or its affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days' prior notice to the other party and without the prior written consent of Lender (not to be unreasonably withheld or delayed) unless (and only to the extent that) such party is required to do so under law and then, in any event, such party will consult with the other, affected party before issuing such press release or other public disclosure.

9.1 2 INDEMNITY. Borrower and each other Credit Party executing this Agreement jointly and severally agree to indemnify and hold Lender and its Affiliates, and their respective employees, attorneys and agents (each, an "Indemnified Person"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement and the other Loan Documents or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing, including any and all product liabilities, Environmental Liabilities, Taxes and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"), except to the extent that any such Indemnified Liability is finally determined by a court of competent jurisdiction to have resulted in whole or in part from such Indemnified Person's gross negligence or willful misconduct, in which case, to the extent thereof, the Indemnified Liabilities shall be reduced proportionately. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY CREDIT PARTY, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR ANY ACT OR FAILURE TO ACT

UNDER ANY POWER OF ATTORNEY OR FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

9.13 REINSTATEMENT. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or must otherwise be returned or restored by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Credit Party, or otherwise, all as though such payments had not been made.

IN WITNESS WHEREOF, this Loan and Security Agreement has been duly executed as of the date first written above.

                                       INTRADO INC.



                                       By:
                                           ------------------------------------
                                           Michael E. Dingman, Jr.,
                                           Chief Financial Officer


                                       INTRADO COMMUNICATIONS INC.



                                       By:
                                           ------------------------------------
                                           Michael E. Dingman, Jr.,
                                           Chief Financial Officer


                                       INTRADO COMMUNICATIONS OF VIRGINIA INC.


                                       By:
                                           ------------------------------------
                                           Michael E. Dingman, Jr.,
                                           Chief Financial Officer

                                       GENERAL ELECTRIC CAPITAL
                                             CORPORATION



                                       By:
                                           ------------------------------------
                                           Terrell W. Harris
                                           Duly Authorized Signatory

                                   SCHEDULE A

                                   DEFINITIONS

Capitalized terms used in this Agreement and the other Loan Documents shall have (unless otherwise provided elsewhere in this Agreement or in the other Loan Documents) the following respective meanings:

"Account Debtor" shall mean any Person who is or may become obligated with respect to, or on account of, an Account.

"Accounts" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Person, including: (i) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments), whether arising out of goods sold or services rendered or from any other transaction (including any such obligations which may be characterized as an account or contract right under the Code); (ii) all of such Person's rights in, to and under all purchase orders or receipts for goods or services; (iii) all of such Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (iv) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or contract, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party); (v) all health care insurance receivables; and (vii) all collateral security and guarantees of any kind given by any other Person with respect to any of the foregoing.

"Affiliate" shall mean, with respect to any Person: (i) each other Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power for the election of directors of such Person; (ii) each other Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person; or (iii) each of such Person's officers, directors, joint venturers and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

"Agreement" shall mean this Loan and Security Agreement including all Appendices attached or otherwise identified thereto, restatements and modifications and supplements thereto, and any appendices, exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative; PROVIDED that, except as specifically set forth in this Agreement, any reference to the Disclosure Schedules to this Agreement shall be deemed a reference to the Disclosure Schedules as in effect on the Closing Date or in a written amendment thereto executed by Borrower and Lender.

"Appendices" shall have the meaning assigned to it in the Recitals of this Agreement.

"Books and Records" shall mean all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral.

"Borrower" shall mean each Person identified as such in the preamble of this Agreement. If more than one Person is so identified, then, the term "Borrower" shall mean each and every such Person, individually and collectively, and jointly and severally. Without limitation of the foregoing, with respect to any dollar threshold applicable to any Borrower activity, such threshold shall apply to all Persons comprising Borrower, on a consolidated basis.

"Borrower's Agent" shall mean Intrado, acting in such capacity.

"Borrowing Availability" shall mean, at any time, the LESSER of (i) the Maximum Amount or (ii) the Borrowing Base, in each case LESS such reserves as may be established by Lender from time to time in its good faith discretion, as more particularly described in Section 1.11.

"Borrowing Base" shall mean at any time an amount equal to eighty-five percent (85%) of the value (as determined by Lender) of Borrower's Eligible Accounts; PROVIDED, HOWEVER, that such percentage advance rate shall be subject to downward adjustment from time to time (or the imposition of a reserve in respect thereto), in Lender's good faith discretion, if dilution equals or exceeds five percent (5%) at any time hereafter.

"Borrowing Base Certificate" shall mean a certificate in the form of Exhibit C.

"Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

"Capital Expenditures" shall mean all payments or accruals (including Capital Lease Obligations) for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

"Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise would be disclosed as such in a note to such balance sheet, other than, in the case of Borrower, any such lease under which Borrower is the lessor.

"Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

"Cash Collateral Account" shall have the meaning assigned to it in SCHEDULE C.

"Change of Control" shall mean, with respect to any Person on or after the Closing Date, that any change in the composition of its stockholders as of the Closing Date shall occur which would result in any stockholder or group acquiring 49.9% or more of any class of Stock of such Person, or that any Person (or group of Persons acting in concert) shall otherwise acquire, directly or indirectly (including through Affiliates), the power to elect a majority of the Board of Directors of such Person or otherwise direct the management or affairs of such Person by obtaining proxies, entering into voting agreements or trusts, acquiring securities or otherwise.

"Charges" shall mean all Federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to PBGC at the time due and payable), levies, customs or other duties, assessments, charges, liens, and all additional charges, interest, penalties, expenses, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the employees, payroll, income or gross receipts of any Credit Party, (iv) the ownership or use of any assets by any Credit Party, or (v) any other aspect of any Credit Party's business.

"Chattel Paper" shall mean all "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including electronic chattel paper.

"Closing Date" shall mean the Business Day on which the conditions precedent set forth in Section 2 have been satisfied or specifically waived in writing by Lender, and the initial Loan has been made.

"Closing Fee" shall have the meaning assigned to it in SCHEDULE E.

"Code" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; PROVIDED, HOWEVER, that, to the extent that the Code is used to define any term defined herein or in any Loan Document and such term is defined differently in different articles or divisions of the Code, the definition of such term contained in Article or Division 9 of the Code shall govern; PROVIDED, FURTHER, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

"Collateral" shall have the meaning assigned to it in Section 6.1.

"Collection Account" shall mean that certain account of Lender, account number 50-232-854 in the name of GECC-CAF Depository at Bankers Trust Company, 1 Bankers Trust Plaza, New York, New York, ABA number 021-001-033, reference "Intrado Inc. - CFA 6074."

"Commitment Termination Date" shall mean the EARLIEST of (i) the Stated Expiry Date, (ii) the date Lender's obligation to advance funds is terminated pursuant to Section 7.2, and (iii) the date of indefeasible prepayment in full by Borrower of the Obligations in accordance with the provisions of Section 1.2(c).

"Contracts" shall mean all the contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Person may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

"Contractual Obligation" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument, or other undertaking to which such Person is a party or by which it or any of its property is bound.

"Control Letter" means a letter agreement between Lender and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party,
(iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of Lender, on such financial assets, and agrees to follow the instructions or entitlement orders of Lender without further consent by the affected Credit Party.

"Copyright License" shall mean rights under any written agreement now owned or hereafter acquired by any Person granting the right to use any Copyright or Copyright registration.

"Copyrights" shall mean all of the following now owned or hereafter acquired by any Person: (i) all copyrights in any original work of authorship fixed in any tangible medium of expression, now known or later developed, all registrations and applications for registration of any such copyrights in the United States or any other country, including registrations, recordings and applications, and supplemental registrations, recordings, and applications in the United States Copyright Office; and (ii) all Proceeds of the foregoing, including license royalties and proceeds of infringement suits, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, renewals and extensions thereof.

"Corporate Credit Party" shall mean any Credit Party that is a corporation, partnership or limited liability company.

"Credit Party" shall mean Borrower, and each other Person (other than Lender) that is or may become a party to this Agreement or any other Loan Document.

"Default" shall mean any Event of Default or any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

"Default Rate" shall have the meaning assigned to it in Section 1.5(c).

"Documents" shall mean all "documents," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

"Eligible Accounts" shall mean as at the date of determination, all Accounts of the Borrower except any Account:

      (a) that does not arise from the sale of goods or the performance of services by Borrower in the ordinary course of Borrower's business;

      (b) upon which (i) Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;

      (c) against which any defense, counterclaim or setoff, whether well-founded or otherwise, is asserted or which is a "contra" Account;

      (d) that is not a true and correct statement of a bona fide indebtedness incurred in the amount of the Account for merchandise sold or services performed and accepted by the Account Debtor obligated upon such Account;

      (e) with respect to which an invoice, acceptable to Lender in form and substance, has not been sent;

      (f) that is not owned by Borrower or is subject to any right, claim, or interest of another Person, other than the Lien in favor of Lender;

      (g) that arises from a sale to or performance of services for an employee, Affiliate, Subsidiary or Stockholder of Borrower or any other Credit Party, or an entity which has common officers or directors with Borrower or any other Credit Party;

      (h) that is the obligation of an Account Debtor that is the Federal (or local) government or a political subdivision thereof, unless Lender has agreed to the contrary in writing and Borrower has complied with the Federal Assignment of Claims Act of 1940 (or the state equivalent thereof, if any) with respect to such obligation;

      (i) that is the obligation of an Account Debtor located in a foreign country unless such Account is supported by a letter of credit in which Lender has a first priority perfected security interest or credit insurance acceptable to Lender (and naming Lender as loss payee);

      (j) that is the obligation of an Account Debtor to whom Borrower is or may become liable for goods sold or services rendered by the Account Debtor to Borrower, to the extent of Borrower's liability to such Account Debtor;

      (k) that arises with respect to goods which are delivered on a cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor may be conditional;

      (l) unless otherwise approved by Lender from time to time, that is an obligation for which the total unpaid Accounts of the Account Debtor exceed twenty percent (20%) of the aggregate of all Accounts, to the extent of such excess;

      (m)   that is not paid within sixty (60) days from its due date or ninety
(90) days from its invoice date or that are Accounts of an Account Debtor if fifty percent (50%) or more of the Accounts owing from such Account Debtor remain unpaid within such time periods;

      (n) is an obligation of an Account Debtor that has suspended business, made a general assignment for the benefit of creditors, is unable to pay its debts as they become due or as to which a petition has been filed (voluntary or involuntary) under any law relating to bankruptcy, insolvency, reorganization or relief of debtors;

      (o) that arises from any bill-and-hold or other sale of goods which remain in Borrower's possession or under Borrower's control;

      (p) as to which Lender's interest therein is not a first priority perfected security interest;

      (q) to the extent that such Account exceeds any credit limit established by Lender in Lender's good faith discretion;

      (r) as to which any of Borrower's representations or warranties pertaining to Accounts are untrue;

      (s) that represents interest payments, late or finance charges, or service charges owing to Borrower; or

      (t) that is not otherwise acceptable in the good faith discretion of Lender, PROVIDED, that Lender shall have the right to create and adjust eligibility standards and related reserves from time to time in its good faith discretion in accordance with, and subject to the conditions specified in,
Section 1.11.

"Environmental Laws" shall mean all Federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).

"Environmental Liabilities" shall mean all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages of whatever nature, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand of whatever nature by any Person and which relate to any health or safety condition regulated under any Environmental Law, environmental permits or in connection with any Release, threatened Release, or the presence of a Hazardous Material.

"Equipment" shall mean all "equipment" as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including any and all machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

"ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with any Credit Party, is treated as a single employer under
Section 414(b), (c), (m) or (o) of the IRC, or, solely for the purposes of
Section 302 of ERISA and Section 412 of the IRC, is treated as a single employer under Section 414 of the IRC.

"ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the IRC or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(b) of the IRC or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Credit Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by any Credit Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (f) the incurrence by any Credit Party or any ERISA Affiliate of any liability with respect to any withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Credit Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Credit Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

"Event of Default" shall have the meaning assigned to it in Section 7.1.

"Fees" shall mean the fees due to Lender as set forth in SCHEDULE E.

"Financial Statements" shall mean the consolidated and consolidating income statement, balance sheet and statement of cash flows of Borrower and its Subsidiaries, internally prepared for each Fiscal Month, and audited for each Fiscal Year, prepared in accordance with GAAP.

"Fiscal Month" shall mean any of the monthly accounting periods of Borrower.

"Fiscal Quarter" shall mean any of the quarterly accounting periods of Borrower.

"Fiscal Year" shall mean the 12 month period of Borrower ending on December 31 of each year. Subsequent changes of the fiscal year of Borrower shall not change the term "Fiscal Year" unless Lender shall consent in writing to such change.

"GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

"General Intangibles" shall mean all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Person, including all right, title and interest which such Person may now or hereafter have in or under any payment intangible, Contract, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments and rights of indemnification.

"Goods" shall mean all "goods," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including embedded software, movables, fixtures, equipment, inventory, or other tangible personal property.

"Goodwill" shall mean all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.

"Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such guaranteeing Person (whether or not contingent): (i) to purchase or repurchase any such primary obligation; (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

"Guarantor" shall mean each Person which executes a guaranty or a support, put or other similar agreement in favor of Lender in connection with the transactions contemplated by this Agreement.

"Guaranty" shall mean any agreement to perform all or any portion of the Obligations on behalf of Borrower or any other Credit Party, in favor of, and in form and substance satisfactory to, Lender, together with all amendments, modifications and supplements thereto, and shall refer to such Guaranty as the same may be in effect at the time such reference becomes operative.

"Hazardous Material" shall mean any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

"Hazardous Waste" shall have the meaning ascribed to such term in the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et. seq.).

"Indebtedness" of any Person shall mean: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business and not more than sixty (60) days past due); (ii) all obligations evidenced by notes, bonds, debentures or similar instruments; (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (iv) all Capital Lease Obligations; (v) all Guaranteed Indebtedness; (vi) all Indebtedness referred to in clauses (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness;
(vii) the Obligations; and (viii) all liabilities under Title IV of ERISA.

"Indemnified Liabilities" and "Indemnified Person" shall have the meaning assigned to such terms in Section 1.11.

"Index Rate" shall mean the latest "prime rate," which normally is published in the "Money Rates" section of The Wall Street Journal (or if such rate ceases to be so published, as quoted from such other generally available and recognizable source as Lender may select). The Index Rate shall be determined daily and change with each change in the "prime rate" as so determined.

"Instruments" shall mean all "instruments," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all certificated securities, all certificates of deposit, and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

"Intellectual Property" shall mean any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

"Inventory" shall mean all "inventory," as such term is defined in the Code, now or hereafter owned or acquired by any Person, wherever located, including all inventory, merchandise, goods and other personal property which are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies and embedded software.

"Investment Property" shall mean all "investment property," as such term is defined in the Code, now or hereafter acquired by any Person, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party; (iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

"IRC" and "IRS" shall mean, respectively, the Internal Revenue Code of 1986 and the Internal Revenue Service, and any successors thereto.

"Lender" shall mean General Electric Capital Corporation and, if at any time Lender shall decide to assign or syndicate all or any of the Obligations, such term shall include such assignee or such other members of the syndicate.

"Letters of Credit" shall mean any and all commercial or standby letters of credit issued at the request and for the account of Borrower for which Lender has incurred Letter of Credit Obligations.

"Letter of Credit Fee" shall have the meaning assigned to it in SCHEDULE E.

"Letter of Credit Obligations" shall mean all outstanding obligations (including all duty, freight, taxes, costs, insurance and any other charges and expenses) incurred by Lender, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance or guarantee, by Lender or another, of Letters of Credit, all as further set forth in SCHEDULE C.

"Letter-of-Credit Rights" means "letter-of-credit rights" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including rights to payment or performance under a letter of credit, whether or not such Credit Party, as beneficiary, has demanded or is entitled to demand payment or performance.

"License" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Person.

"Lien" shall mean any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

"Litigation" shall mean any claim, lawsuit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority.

"Loan Documents" shall mean this Agreement, the Notes, each Guaranty, the Power of Attorney, the Lock Box Account Agreements, and the other documents and instruments listed in Schedule F, and all security agreements, mortgages and all other documents, instruments, certificates, and notices at any time delivered by any Person (other than Lender) in connection with any of the foregoing.

"Loans" shall mean the Revolving Credit Loan including the Letter of Credit Obligations.

"Lock Box Account" and "Lock Box Account Agreement" shall have the meaning assigned to such terms in Schedule D.

"Material Adverse Effect" shall mean: a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of Borrower or any other Credit Party or the industry within which Borrower or any other Credit Party operates, (b) Borrower's or any other Credit Party's ability to pay or perform the Obligations under the Loan Documents to which such Credit Party is a party in accordance with the terms thereof, (c) the Collateral or Lender's Liens on the Collateral or the priority of any such Lien, or (d) Lender's rights and remedies under this Agreement and the other Loan Documents.

"Materiality Threshold" shall mean One Hundred Thousand Dollars ($100,000).

"Maximum Amount" shall mean Fifteen Million Dollars ($15,000,000).

"Multiemployer Plan" shall mean a "multiemployer plan," as defined in Section 4001(a) (3) of ERISA, to which Borrower, any other Credit Party or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

"Net Borrowing Availability" shall mean at any time the Borrowing Availability LESS the Revolving Credit Loan.

"Notes" shall mean the Revolving Credit Note.

"Notice of Revolving Credit Advance" shall have the meaning assigned to it in
Section 1.1(b).

"Obligations" shall mean all loans, advances, debts, expense reimbursement, fees, liabilities, and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower and any other Credit Party to Lender, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, whether arising under any of the Loan Documents or under any other agreement between Borrower, such Credit Party and Lender, and all covenants and duties regarding such amounts. This term includes all principal, interest (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to Borrower under any of the Loan Documents, and all principal and interest due in respect of the Loans and all obligations and liabilities of any Guarantor under any Guaranty.

"Patent License" shall mean rights under any written agreement now owned or hereafter acquired by any Person granting any right with respect to any invention on which a Patent is in existence.

"Patents" shall mean all of the following in which any Person now holds or hereafter acquires any interest: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country; and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

"PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

"Permitted Encumbrances" shall mean the following encumbrances: (i) Liens for taxes or assessments or other governmental Charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of Section 3.11; (ii) pledges or deposits securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (iv) deposits securing public or statutory obligations of any Credit Party; (v) inchoate and unperfected workers', mechanics', or similar liens arising in the ordinary course of business so long as such Liens attach only to Equipment, fixtures or real estate; (vi) carriers', warehousemans', suppliers' or other similar possessory liens arising in the ordinary course of business and securing indebtedness not yet due and payable so long as such Liens attach only to Inventory and do not have priority over Lender's Lien thereon; (vii) deposits of money securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (viii) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real estate;
(ix) Purchase Money Liens securing Purchase Money Indebtedness (or rent) to the extent permitted under Section 5(b)(vi); and (x) Liens in favor of Lender securing the Obligations.

"Person" shall mean any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person's successors and assigns.

"Plan" shall mean any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA, and in respect of which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

"Prepayment Fee" shall mean the prepayment fee specified in Schedule E.

"Proceeds" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include: (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower or any other Credit Party from time to time with respect to any Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to Borrower or any other Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority);
(iii) any claim of Borrower or any other Credit Party against third parties (a) for past, present or future infringement of any Intellectual Property or (b) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License; (iv) any recoveries by Borrower or any other Credit Party against third parties with respect to any litigation or dispute concerning any Collateral; (v) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock; and (vi) any and all other amounts from time to time paid or payable under or in connection with any Collateral, upon disposition or otherwise.

"Projections" shall mean as of any date the consolidated and consolidating balance sheet, statements of income and cash flow for Borrower and its Subsidiaries (including forecasted Capital Expenditures and Net Borrowing Availability) (i) by month for the next Fiscal Year, and (ii) by year for the following three Fiscal Years, in each case prepared in a manner consistent with GAAP and accompanied by senior management's discussion and analysis of such plan.

"Purchase Money Indebtedness" shall mean (i) any Indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset, (ii) any Indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset, and (iii) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time).

"Purchase Money Lien" shall mean any Lien upon any fixed assets which secures the Purchase Money Indebtedness related thereto but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the

Purchase Money Indebtedness secured by such Lien and only if such Lien secures only such Purchase Money Indebtedness.

"Real Property" shall have the meaning assigned to it in Section 3.16.

"Release" shall mean, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

"Requirement of Law" shall mean as to any Person, the Certificate or Articles of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Restricted Payment" shall mean: (i) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets on or in respect of Borrower's or any other Credit Party's Stock; (ii) any payment or distribution made in respect of any subordinated Indebtedness of Borrower or any other Credit Party in violation of any subordination agreement made in favor of Lender; (iii) any payment on account of the purchase, redemption, defeasance or other retirement of Borrower's or any other Credit Party's Stock or Indebtedness or any other payment or distribution made in respect of any thereof, either directly or indirectly; other than (a) that arising under this Agreement or (b) interest and principal, when due without acceleration or modification of the amortization as in effect on the Closing Date, under Indebtedness (not including subordinated Indebtedness, payments of which shall be permitted only in accordance with the terms of the relevant subordination agreement made in favor of Lender) described in Disclosure Schedule (5(b)) or otherwise permitted under Section 5(b)(vi); or
(iv) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person which is not expressly and specifically permitted in this Agreement; provided, that no payment to Lender shall constitute a Restricted Payment.

"Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1(a).

"Revolving Credit Loan" shall mean at any time the sum of (i) the aggregate amount of Revolving Credit Advances then outstanding, plus (ii) the total Letter of Credit Obligations incurred by Lender and outstanding at such time, plus
(iii) the amount of accrued but unpaid interest thereon and accrued but unpaid Letter of Credit Fees with respect thereto.

"Revolving Credit Note" shall mean the promissory note of Borrower dated the Closing Date, substantially in the form of EXHIBIT C.

"Revolving Credit Rate" shall have the meaning assigned to it in Section 1.5(a).

"Software" means all "software" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

"Stated Expiry Date" shall mean the third (3rd) anniversary of the date of this Agreement.

"Stock" shall mean all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

"Stockholder" shall mean each holder of Stock of Borrower or any other Credit Party.

"Subsidiary" shall mean, with respect to any Person, (i) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (ii) any partnership or limited liability company in which such Person or one or more Subsidiaries of such Person has an equity interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or manager or may exercise the powers of a general partner or manager.

"Supporting Obligations" means all "supporting obligations" as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments or Investment Property.

"Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender.

"Termination Date" shall mean the date on which all Obligations under this Agreement are indefeasibly paid in full, in cash (other than amounts in respect of Letter of Credit Obligations if any, then outstanding, provided that Borrower shall have funded such amounts in cash in full into the Cash Collateral Account), and Borrower shall have no further right to borrow any moneys or obtain other credit extensions or financial accommodations under this Agreement.

"Third Party Interactives" shall mean all Persons with whom any Corporate Credit Party exchanges data electronically in the ordinary course of business, including, without limitation, customers, suppliers, third-party vendors, subcontractors, processors-converters, shippers and warehousemen.

"Trademark License" shall mean rights under any written agreement now owned or hereafter acquired by any Person granting any right to use any Trademark or Trademark registration.

"Trademarks" shall mean all of the following now owned or hereafter acquired by any Person: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country or any political subdivision thereof, and (ii) all reissues, extensions or renewals thereof.

"Transaction Summary" shall mean the Transaction Summary set forth in the Recitals to this Agreement.

"Unused Line Fee" shall have the meaning assigned to it in Schedule E.

"Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Any accounting term used in this Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the Closing Date unless Borrower and Lender shall otherwise specifically agree in writing. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. All other undefined terms contained in this Agreement or the other Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code. The words "herein," "hereof" and "hereunder" or other words of similar import refer to this Agreement as a whole, including the exhibits and schedules thereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

For purposes of this Agreement and the other Loan Documents, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter; (b) the term "or" is not exclusive; (c) the term "including" (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; (e) all references in this Agreement or in the Schedules to this Agreement to sections, schedules, disclosure schedules, exhibits, and attachments shall refer to the corresponding sections, schedules, disclosure schedules, exhibits, and attachments of or to this Agreement; and (f) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

AGREED:

INTRADO INC., as Borrower's Agent


By:
    --------------------------------------------------
    Michael D. Dingman, Jr.,
    Chief Financial Officer

                                   SCHEDULE B

                   LENDER'S AND BORROWER'S ADDRESS FOR NOTICES


Lender's Address

Name:              General Electric Capital Corporation

Address:           2325 Lakeview Parkway
                   Suite 700
                   Alpharetta, GA 30004

Attn:              Terrell W. Harris, Account Manager

Telephone:         (678) 624-7960

Facsimile:         (678) 624-7906



Borrower's Address

Name:              Intrado Inc.

Address:           6285 Lookout Road
                   Boulder, CO  80301

Attn:              Michael Dingman, Chief Financial Officer

Telephone:         (303) 581-0900

Facsimile:         (303) 581-5697

                                   SCHEDULE C

                                LETTERS OF CREDIT

1. Lender agrees, subject to the terms and conditions hereinafter set forth, to incur Letter of Credit Obligations in respect of the issuance of Letters of Credit issued on terms acceptable to Lender and supporting obligations of Borrower incurred in the ordinary course of Borrower's business, in order to support the payment of Borrower's inventory purchase obligations, insurance premiums, or utility or other operating expenses and obligations, as Borrower shall request by written notice to Lender that is received by Lender not less than five (5) Business Days prior to the requested date of issuance of any such Letter of Credit; PROVIDED, that: (a) that the aggregate amount of all Letter of Credit Obligations at any one time outstanding (whether or not then due and payable) shall not exceed One Million Dollars ($1,000,000); (b) no Letter of Credit shall have an expiry date which is later than the Stated Expiry Date or one year following the date of issuance thereof; and (c) Lender shall be under no obligation to incur any Letter of Credit Obligation if after giving effect to the incurrence of such Letter of Credit Obligation, the Net Borrowing Availability would be less than zero. The maximum amount payable in respect of each Letter of Credit requested by Borrower will be guaranteed by Lender in favor of the issuing bank under terms of a separate agreement between Lender and the issuing bank. Borrower will enter into an application and agreement for such Letter of Credit with the issuing bank selected by Lender (which may be an Affiliate of Lender). The bank that issues any Letter of Credit pursuant to this Agreement shall be determined by Lender in its sole discretion.

2. The notice to be provided to Lender requesting that Lender incur Letter of Credit Obligations shall be in the form of a Letter of Credit application in the form customarily employed by the issuing bank, together with a written request by Borrower and the bank that Lender approve Borrower's application. Upon receipt of such notice Lender shall establish a reserve against the Borrowing Availability in the amount of one hundred percent (100%) of the face amount of the Letter of Credit Obligation to be incurred. Approval by Lender in the written form agreed upon between Lender and the issuing bank (a) will authorize the bank to issue the requested Letter of Credit, and (b) will conclusively establish the existence of the Letter of Credit Obligation as of the date of such approval.

3. In the event that Lender shall make any payment on or pursuant to any Letter of Credit Obligation, Borrower shall be unconditionally obligated to reimburse Lender therefor, and such payment shall then be deemed to constitute a Revolving Credit Advance. For purposes of computing interest under SECTION 1.5, a Revolving Credit Advance made in satisfaction of a Letter of Credit Obligation shall be deemed to have been made as of the date on which the issuer or endorser makes the related payment under the underlying Letter of Credit.

4. In the event that any Letter of Credit Obligations, whether or not then due or payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower will either (a) cause the underlying Letter of Credit to be returned and canceled and each corresponding Letter of Credit Obligation to be terminated, or (b) pay to Lender, in immediately available funds, an amount equal to one hundred five percent (105%) of the maximum amount then available to be drawn under all Letters of Credit not so returned and canceled to be held by Lender as cash collateral in an account under the exclusive dominion and control of Lender (the "Cash Collateral Account").

5. In the event that Lender shall incur any Letter of Credit Obligations, Borrower agrees to pay the Letter of Credit Fee to Lender as compensation to Lender for incurring such Letter of Credit Obligations. In addition, Borrower shall reimburse Lender for all fees and charges paid by Lender on account of any such Letters of Credit or Letter of Credit Obligations to the issuing bank.

6. Borrower's Obligations to Lender with respect to any Letter of Credit or Letter of Credit Obligation shall be evidenced by Lender's records and shall be absolute, unconditional and irrevocable and shall not be affected, modified or impaired by (a) any lack of validity or enforceability of the transactions contemplated by or related to such Letter of Credit or Letter of Credit Obligation; (b) any amendment or waiver of or consent to depart from all or any of the terms of the transactions contemplated by or related to such Letter of Credit or Letter of Credit Obligation; (c) the existence of any claim, set-off, defense or other right which Borrower or any other Credit Party may have against Lender, the issuer or beneficiary of such Letter of Credit, or any other Person, whether in connection with this Agreement, any other Loan Document or such Letter of Credit or the transactions contemplated thereby or any unrelated transactions; or (d) the fact that any draft, affidavit, letter, certificate, invoice, bill of lading or other document presented under or delivered in connection with such Letter of Credit or any other Letter of Credit proves to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein proves to have been untrue or incorrect in any respect.

7. In addition to any other indemnity obligations which Borrower may have to Lender under this Agreement and without limiting such other indemnification provisions, Borrower hereby agrees to indemnify Lender from and to hold Lender harmless against any and all claims, liabilities, losses, costs and expenses (including, attorneys' fees and expenses) which Lender may (other than as a result of its own gross negligence or willful misconduct) incur or be subject to as a consequence, directly or indirectly, of (a) the issuance of or payment of or failure to pay under any Letter of Credit or Letter of Credit Obligation or
(b) any suit, investigation or proceeding as to which Lender is or may become a party as a consequence, directly or indirectly, of the issuance of any Letter of Credit, the incurring of any Letter of Credit Obligation or any payment of or failure to pay under any Letter of Credit or Letter of Credit Obligation. The obligations of Borrower under this paragraph shall survive any termination of this Agreement and the payment in full of the Obligations.

8. Borrower hereby assumes all risks of the acts, omissions or misuse of each Letter of Credit by the beneficiary or issuer thereof and, in connection therewith, Lender shall not be responsible (a) for the validity, sufficiency, genuineness or legal effect of any document submitted in connection with any drawing under any Letter of Credit even if it should in fact prove in any respect to be invalid, insufficient, inaccurate, untrue, fraudulent or forged;
(b) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or any rights or benefits thereunder or any proceeds thereof, in whole or in part, even if it should prove to be invalid or ineffective for any reason; (c) for the failure of any issuer or beneficiary of any Letter of Credit to comply fully with the terms thereof, including the conditions required in order to effect or pay a drawing thereunder; (d) for any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopy, telex or otherwise; (e) for any loss or delay in the transmission or otherwise of any document or draft required in order to make a drawing under any Letter of Credit; or (f) for any consequences arising from causes beyond the direct control of Lender.

AGREED:

INTRADO, INC., as Borrower's Agent


By:
    --------------------------------------------------
    Michael D. Dingman, Jr.,
    Chief Financial Officer

                                   SCHEDULE D

                                 CASH MANAGEMENT

Borrower agrees to establish, and to maintain, until the Termination Date, the cash management system described below:

1. No Corporate Credit Party: (i) shall (nor shall it permit any of its Subsidiaries to) open or maintain any deposit, checking, operating or other bank account, or similar money handling account, with any bank or other financial institution except for those accounts identified in Attachment I hereto; and
(ii) shall close or permit to be closed any of the accounts listed in ATTACHMENT I hereto, in each case without Lender's prior written consent, and then only after such Credit Party has implemented agreements with such bank or financial institution and Lender acceptable to Lender.

2. Commencing on the date prescribed therefor in Section 1.6 of the Agreement (the "Start Date") and continuing thereafter until the Termination Date, each Corporate Credit Party shall cause to be deposited directly all cash, checks, notes, drafts or other similar items relating to or constituting proceeds of or payments made in respect of any and all Collateral into lock boxes or lock box accounts in such Credit Party's or Lender's name (collectively, the "LOCK BOX ACCOUNTS") set forth in paragraph 1 of ATTACHMENT I hereto.

3. On the Start Date, each bank at which the Lock Box Accounts are held shall have entered into tri-party lock box agreements (the "LOCK BOX ACCOUNT AGREEMENTS") with Lender and the applicable Credit Party, in form and substance acceptable to Lender. Each such Lock Box Account Agreement shall provide, among other things, that (a) such bank executing such agreement has no rights of setoff or recoupment or any other claim against such Lock Box Account, other than for payment of its service fees and other charges directly related to the administration of such account, and (b) such bank agrees from and after receipt of notice from Lender (which may be given when any Default exists and is continuing) to sweep on a daily basis all amounts in the Lock Box Account to the Collection Account; but, otherwise, such amounts shall be disbursed to Borrower at its direction.

4. On the Start Date, (a) the lock box and blocked account arrangements shall become operative at the banks at which the Lock Box Accounts are maintained, and
(b) amounts outstanding under the Revolving Credit Loan (for purposes of the Borrowing Availability) shall be reduced through daily sweeps, by wire transfer, of the Lock Box Accounts into an account designated by Borrower unless a Default then exists, in which case Lender may direct that such sums shall be deposited into the Collection Account. Borrower acknowledges that it shall have no right to gain access to any of the moneys in the Lock Box Accounts until after the Termination Date, effective once any Default exists and is continuing, PROVIDED that Lender has notified the depository bank accordingly as provided hereinabove.

5. Borrower may maintain, in its name, accounts (the "DISBURSEMENT ACCOUNTS") at a bank or banks acceptable to Lender into which Lender shall, from time to time, deposit proceeds of Revolving Credit Advances made pursuant to Section 1.1 for use solely in accordance with the provisions of Section 1.3. All of the Disbursement Accounts as of the Closing Date are listed in paragraph 2 of ATTACHMENT I hereto.

6. Upon the request of Lender, which may be made at any time that a Default exists and while it is continuing, each Corporate Credit Party shall forward to Lender, on a daily basis, evidence of the deposit of all items of payment received by such Credit Party into the Lock Box Accounts and copies of all such checks and other items, together with a statement showing the application of those items relating to payments on Accounts to outstanding Accounts and a collection report with regard thereto in form and substance satisfactory to Lender.

AGREED:

INTRADO, INC., as Borrower's Agent


By:
    --------------------------------------------------
    Michael D. Dingman, Jr.,
    Chief Financial Officer

                           ATTACHMENT I TO SCHEDULE D

LIST OF BANK ACCOUNTS


         1.    LOCK BOX ACCOUNTS.


         2.    DISBURSEMENT ACCOUNTS.


         3.    OPERATING ACCOUNTS


         4.    PAYROLL ACCOUNTS


         5.    INVESTMENT ACCOUNTS


         6.    OTHER ACCOUNTS

                                   SCHEDULE E

                                      FEES

1. UNUSED LINE FEE: For each day from the Closing Date, and through and including the Termination Date, an amount equal to the Maximum Amount less the Revolving Credit Loan for such day multiplied by one-fourth of one percent (1/4%), the product of which is then divided by 360. The Unused Line Fee for each month (except for the month in which the Termination Date occurs) is payable on the first day of each calendar month following the Closing Date; the final monthly installment of the Unused Line Fee is payable on the Termination Date. Notwithstanding the foregoing, any unpaid Unused Line Fee is immediately due and payable on the Commitment Termination Date.

2. LETTER OF CREDIT FEE: For each day for which Lender maintains Letter of Credit Obligations outstanding, an amount equal to the amount of the Letter of Credit Obligations outstanding on such day, multiplied by three and one-half of one percent (3-1/2%), the product of which is then divided by 360. The Letter of Credit Fee incurred for each month is payable at the same time each payment of the Unused Line Fee is due. Notwithstanding the foregoing, any unpaid Letter of Credit Fee is immediately due and payable on the Commitment Termination Date.

3. CLOSING FEE: A non-refundable closing fee of Seventy-Five Thousand Dollars ($75,000), less any portion thereof prepaid in conjunction with the delivery of a written commitment from Lender in regard hereto, payable and fully earned at closing (the "Closing Fee").

4. PREPAYMENT FEE: An amount equal to the Maximum Amount multiplied by one percent (1%) if Lender's obligation to make further Revolving Credit Advances or incur additional Letter of Credit Obligations is terminated (voluntarily by Borrower, upon Default or otherwise) on or after the Closing Date but on or before January 31, 2003, payable on the Commitment Termination Date. Borrower acknowledges and agrees that (i) it would be difficult or impractical to calculate Lender's actual damages from early termination of Lender's obligation to make further Revolving Credit Advances and incur additional Letter of Credit Obligations for any reason pursuant to Section 1.2(c) or Section 7.2, (ii) the Prepayment Fees provided above are intended to be fair and reasonable approximations of such damages, and (iii) the Prepayment Fees are not intended to be penalties.

5. AUDIT FEES: Borrower will reimburse Lender at the rate of $700 per person per day, plus out of pocket expenses, for the audit reviews, field examinations and collateral examinations conducted by Lender either (i) prior to the Closing Date, or (ii) after the Closing Date, but limited to reimbursement for not more than one (1) such examination conducted by Lender per year, unless either: (A) the sum of cash, cash equivalents and Net Borrowing Availability is less than Five Million Dollars ($5,000,000) or (B) a Default exists.

AGREED:

INTRADO, INC., as Borrower's Agent


By:
    --------------------------------------------------
    Michael D. Dingman, Jr.,
    Chief Financial Officer

                                   SCHEDULE F

                              SCHEDULE OF DOCUMENTS

The obligation of Lender to make the initial Revolving Credit Advances and extended other credit is subject to satisfaction of the condition precedent that Lender shall have received the following, each, unless otherwise specified below or the context otherwise requires, dated the Closing Date, in form and substance satisfactory to Lender and its counsel:

PRINCIPAL LOAN DOCUMENTS
1.   AGREEMENT. The Loan and Security Agreement duly executed by Borrower(s).
2. NOTE(S). Duly executed Note(s) to the order of Lender evidencing the Loan(s).
3. BORROWING BASE CERTIFICATE. An original Borrowing Base Certificate duly executed by a responsible officer of Borrower(s), in the form of EXHIBIT B or as otherwise approved by Lender.
4. NOTICE OF REVOLVING CREDIT ADVANCE. An original Notice of Revolving Credit Advance duly executed by a responsible officer of Borrower(s).

COLLATERAL DOCUMENTS.

1. ACKNOWLEDGEMENT COPIES OF FINANCING STATEMENTS. Acknowledgement copies of proper Financing Statements (Form UCC-l) (the "Financing Statements") duly filed under the Code in all jurisdictions as may be necessary or, in the opinion of Lender, desirable to perfect Lender's Lien on the Collateral.
2. UCC SEARCHES. Certified copies of UCC Searches, or other evidence satisfactory to Lender, listing all effective financing statements which name Borrower(s) (under present name, any previous name or any trade or doing business name) as debtor and covering all jurisdictions referred to in paragraph (1) immediately above, together with copies of such other financing statements.
3. INTELLECTUAL PROPERTY DOCUMENTS. Agreements relating to the granting to Lender of a security interest in Intellectual Property of Borrower(s) to the extent applicable in a form suitable for filing with the appropriate Federal filing office.
4. OTHER RECORDINGS AND FILINGS. Evidence of the completion of all other recordings and filings (including UCC-3 termination statements and other Lien release documentation) as may be necessary or, in the opinion of and at the request of Lender, desirable to perfect Lender's Lien on the Collateral and ensure such Collateral is free and clear of other Liens.
5. POWER OF ATTORNEY. Powers of Attorney duly executed by each Credit Party executing the Agreement, in substantially the form of EXHIBIT E.

THIRD PARTY AGREEMENTS.
1. LANDLORD CONSENTS. Duly executed landlord waivers and consents from the landlords of all of Borrower's leased locations where Collateral is held, in each case, in form and substance satisfactory to Lender, which Borrower shall use its best efforts to obtain either on the Closing Date or within sixty (60) days thereafter.

2. CASH MANAGEMENT SYSTEM. Duly executed Lock Box Account Agreements and pledged account agreements in respect of the Disbursement Accounts as contemplated by SCHEDULE D.

OTHER DOCUMENTS.
1. SECRETARIAL CERTIFICATE. A Secretarial Certificate in the form of EXHIBIT D to the Agreement duly completed and executed by the Secretary of each Credit Party executing the Agreement, together with all attachments thereto.
2. FINANCIAL STATEMENTS AND PROJECTIONS. Copies of the Financial Statements and Projections.
3.   INSURANCE POLICIES. Certified copies of insurance policies described in
     Section 3.17, together with evidence showing loss payable or additional insured clauses or endorsements in favor of Lender.
4. EXISTING LEASE AGREEMENTS. Copies of any existing real property leases and equipment leases to which (each) Borrower is a party and any other document or instrument evidencing or relating to existing Indebtedness of Borrower(s), together with all certificates, opinions, instruments, security documents and other documents relating thereto, all of which shall be satisfactory in form and substance to Lender, certified by an authorized officer of Borrower(s) as true, correct and complete copies thereof.
5. OPINION OF COUNSEL. An opinion of counsel in the form of EXHIBIT G to the Agreement, duly completed and executed by Borrower's counsel (which may be its internal counsel).

AGREED:

INTRADO, INC., as Borrower's Agent


By:
    --------------------------------------------------
    Michael D. Dingman, Jr.,
    Chief Financial Officer

                                   SCHEDULE G

                               FINANCIAL COVENANTS

As used in this Agreement (including this Schedule G), the following terms shall have the following meanings:

"ADJUSTED TANGIBLE NET WORTH" shall mean, at any date, Tangible Net Worth, PLUS deferred revenues at such date, all as determined for Borrower and its Subsidiaries on a consolidated basis, in accordance with GAAP.

"ADJUSTED CURRENT LIABILITIES" shall mean the sum of (i) total current liabilities of Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP (excluding, however, therefrom any "non-current" part of the liabilities associated with inventory purchased from Lucent Public Safety System), PLUS (ii) without duplication, the aggregate amount of all outstanding Revolving Credit Loans and Letter of Credit Obligations.

"EBITDA" shall mean, for any period, the Net Income (Loss) of Borrower and its Subsidiaries on a consolidated basis for such period, PLUS interest expense, income tax expense, amortization expense, depreciation expense and extraordinary losses and MINUS extraordinary gains, in each case, of Borrower and its Subsidiaries on a consolidated basis for such period determined in accordance with GAAP to the extent included in the determination of such Net Income (Loss).

"FIXED CHARGE COVERAGE RATIO" shall mean, for any period of four (4) consecutive Fiscal Quarters, the ratio of the following for Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP: (a) EBITDA for such period LESS Capital Expenditures for such period which are not financed through the incurrence of any Indebtedness (excluding the Revolving Credit Loan), PROVIDED, HOWEVER, that the foregoing shall not include such Capital Expenditures to the extent they relate to Borrower's anticipated relocation of its corporate offices and operations and do not exceed Six Million Dollars ($6,000,000), to (b) the sum of (i) interest expense paid or accrued in respect of any Indebtedness during such period, PLUS (ii) taxes to the extent accrued or otherwise payable with respect to such period PLUS (iii) regularly scheduled payments of principal paid or that were required to be paid on Funded Debt (excluding the Revolving Credit Loan) during such period.

"FUNDED DEBT" shall mean, for Borrower and its Subsidiaries, on a consolidated basis, all Indebtedness which by the terms of the agreement governing or instrument evidencing such Indebtedness matures more than one (1) year from, or is directly or indirectly renewable or extendible at the option of such Persons under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from, the date of creation thereof, including current maturities of long-term debt, revolving credit, and short-term debt extendible beyond one year at the option of such Persons.

"NET INCOME (LOSS)" shall mean for any period, the aggregate net income (or loss) after taxes for such period, determined for Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

"TANGIBLE NET WORTH" shall mean, at any date, with respect to Borrower and its Subsidiaries, on a consolidated basis, all as determined in accordance with GAAP, total shareholders' equity LESS the amount of all intangible assets.

1. FIXED CHARGE COVERAGE RATIO. Borrower shall maintain a Fixed Charge Coverage Ratio of not less than 1.0: 1 for each Fiscal Quarter commencing with the Fiscal Quarter ending June 30, 2002.

2. LEVERAGE RATIO. At no time shall total Indebtedness of Borrower and its Subsidiaries, on a consolidated basis, exceed the GREATER of (i) Adjusted Tangible Net Worth, or (ii) two (2) times trailing twelve (12) months' EBITDA of Borrower and such Subsidiaries.

3. QUICK RATIO. At no time shall the ratio of: (i) the sum of all cash, cash equivalents and accounts receivable of Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, to (ii) Adjusted Current Liabilities, be less than 1.0:1.

AGREED:

INTRADO, INC., as Borrower's Agent


By:
    --------------------------------------------------
    Michael D. Dingman, Jr.,
    Chief Financial Officer

                                        2